================================================================================



                                  $100,000,000

                           FIVE-YEAR SENIOR REVOLVING

                                CREDIT AGREEMENT

                                      among

                              AEROFLEX INCORPORATED

                                       and

                        AEROFLEX TEST SOLUTIONS LIMITED,
                                  as Borrowers,

              The Several Lenders from Time to Time Parties Hereto,

                                       and

                           JPMORGAN CHASE BANK, N.A.,
                             as Administrative Agent

                           Dated as of March 21, 2006



================================================================================



        J.P. MORGAN SECURITIES INC., as Lead Arranger and Sole Bookrunner

                                TABLE OF CONTENTS
                                -----------------

                                                                            Page

SECTION 1.       DEFINITIONS                                                   1

      1.1     Defined Terms....................................................1
      1.2     Other Definitional Provisions...................................16
      1.3     Exchange Rates..................................................16

SECTION 2.       AMOUNT AND TERMS OF REVOLVING COMMITMENTS                    16

      2.1     Revolving Commitments...........................................16
      2.2     Procedure for Revolving Loan Borrowing..........................17
      2.3     Swingline Commitment............................................17
      2.4     Procedure for Swingline Borrowing; Refunding of Swingline
                Loans.........................................................18
      2.5     Facility Fees, etc..............................................19
      2.6     Termination or Reduction of Revolving Commitments...............19
      2.7     Additional Revolving Commitments................................19
      2.8     Optional and Mandatory Prepayments..............................20
      2.9     Conversion and Continuation Options.............................20
      2.10    Limitation on Certain Borrowings................................21
      2.11    Limitations on Eurocurrency Tranches............................21
      2.12    Interest Rates and Payment Dates................................21
      2.13    Computation of Interest and Fees................................21
      2.14    Inability to Determine Interest Rate............................22
      2.15    Pro Rata Treatment and Payments.................................22
      2.16    Requirements of Law.............................................23
      2.17    Taxes...........................................................24
      2.18    Indemnity.......................................................26
      2.19    Change of Lending Office........................................26
      2.20    Replacement of Lenders..........................................26

SECTION 3.       LETTERS OF CREDIT                                            27

      3.1     L/C Commitment..................................................27
      3.2     Procedure for Issuance of Letter of Credit......................27
      3.3     Fees and Other Charges..........................................27
      3.4     L/C Participations..............................................28
      3.5     Reimbursement Obligation of the Borrowers.......................29
      3.6     Obligations Absolute............................................29
      3.7     Letter of Credit Payments.......................................29
      3.8     Applications....................................................29

SECTION 4.       REPRESENTATIONS AND WARRANTIES                               30

      4.1     Financial Condition.............................................30
      4.2     No Change.......................................................30
      4.3     Existence; Compliance with Law..................................30
      4.4     Power; Authorization; Enforceable Obligations...................30
      4.5     No Legal Bar....................................................31

      4.6     Litigation......................................................31
      4.7     No Default......................................................31
      4.8     Ownership of Property; Liens....................................31
      4.9     Intellectual Property...........................................31
      4.10    Taxes...........................................................31
      4.11    Federal Regulations.............................................32
      4.12    Labor Matters...................................................32
      4.13    ERISA...........................................................32
      4.14    Investment Company Act; Other Regulations.......................32
      4.15    Subsidiaries....................................................32
      4.16    Use of Proceeds.................................................33
      4.17    Environmental Matters...........................................33
      4.18    Accuracy of Information, etc....................................34

SECTION 5.       CONDITIONS PRECEDENT                                         34

      5.1     Conditions to Initial Extension of Credit.......................34
      5.2     Conditions to Each Extension of Credit..........................35

SECTION 6.       AFFIRMATIVE COVENANTS                                        35

      6.1     Financial Statements.............................................5
      6.2     Certificates; Other Information..................................6
      6.3     Payment of Obligations...........................................6
      6.4     Maintenance of Existence; Compliance.............................7
      6.5     Maintenance of Property; Insurance...............................7
      6.6     Books and Records................................................7
      6.7     Notices..........................................................7
      6.8     Environmental Laws...............................................8
      6.9     Margin Regulations...............................................8

SECTION 7.       NEGATIVE COVENANTS                                           38

      7.1     Financial Condition Covenants...................................38
      7.2     Indebtedness....................................................38
      7.3     Liens...........................................................39
      7.4     Fundamental Changes.............................................40
      7.5     Disposition of Property.........................................40
      7.6     Restricted Payments.............................................41
      7.7     Investments.....................................................41
      7.8     Transactions with Affiliates....................................42
      7.9     Swap Agreements.................................................42
      7.10    Changes in Fiscal Periods.......................................42
      7.11    Negative Pledge Clauses.........................................42
      7.12    Clauses Restricting Subsidiary Distributions....................42
      7.13    Lines of Business...............................................42
      7.14    Modifications of Certain Documents..............................42

SECTION 8.       EVENTS OF DEFAULT                                            43

SECTION 9.       THE ADMINISTRATIVE AGENT                                     45

      9.1     Appointment.....................................................45
      9.2     Delegation of Duties............................................45
      9.3     Exculpatory Provisions..........................................45
      9.4     Reliance by Administrative Agent................................46
      9.5     Notice of Default...............................................46
      9.6     Non-Reliance on Administrative Agent and Other Lenders..........46
      9.7     Indemnification.................................................47
      9.8     Administrative Agent in Its Individual Capacity.................47
      9.9     Successor Administrative Agent..................................47

SECTION 10.      MISCELLANEOUS                                                48

      10.1    Amendments and Waivers..........................................48
      10.2    Notices.........................................................48
      10.3    No Waiver; Cumulative Remedies..................................50
      10.4    Survival of Representations and Warranties......................50
      10.5    Payment of Expenses and Taxes...................................50
      10.6    Successors and Assigns; Participations and Assignments..........51
      10.7    Adjustments; Set-off............................................53
      10.8    Counterparts....................................................54
      10.9    Severability....................................................54
      10.10   Integration.....................................................54
      10.11   GOVERNING LAW...................................................54
      10.12   Submission to Jurisdiction; Waivers.............................54
      10.13   Acknowledgements................................................55
      10.14   Guarantors; Releases of Guarantees..............................55
      10.15   Confidentiality.................................................55
      10.16   WAIVERS OF JURY TRIAL...........................................56
      10.17   USA Patriot Act.................................................56

SCHEDULES:
---------

1.1(a)  Existing Letters of Credit
1.1(b)  Revolving Commitments
4.3     Compliance with Laws
4.4     Consents, Authorizations, Filings and Notices
4.6     Litigation
4.8     Liens
4.9     Intellectual Property
4.13    ERISA
4.15    Subsidiaries
4.17    Environmental Matters
7.2(d)  Existing Indebtedness
7.3(f)  Existing Liens
10.14   Initial Subsidiary Guarantors

EXHIBITS:
--------
A       Form of Guarantee Agreement
B       Form of Compliance Certificate
C       Form of Closing Certificate
D       Form of Assignment and Assumption
E       Form of Legal Opinion of Kramer, Coleman, Wactlar & Lieberman, PC
F       Form of Exemption Certificate

     CREDIT AGREEMENT (this "Agreement"), dated as of March 21, 2006, among
                             ---------
AEROFLEX INCORPORATED, a Delaware corporation ("Aeroflex"), AEROFLEX TEST
                                                --------
SOLUTIONS LIMITED, a U.K. private limited company ("Solutions", and together
                                                    ---------
with Aeroflex, the "Borrowers", and each individually, a "Borrower"), the
                                                          --------
several banks and other financial institutions or entities from time to time parties to this Agreement (the "Lenders"), and JPMORGAN CHASE BANK, N.A., as
                                -------
administrative agent (the "Administrative Agent").
                           --------------------

     The parties hereto hereby agree as follows:

                             SECTION 1.     DEFINITIONS

     1.1     Defined Terms. As used in this Agreement, the terms listed in this
             -------------
Section 1.1 shall have the respective meanings set forth in this Section 1.1.

       "ABR": for any day, the highest of (i) the rate of interest publicly
        ---
announced by JPMorgan Chase Bank, N.A. as its prime rate in effect at its principal office in New York City (the "Prime Rate") and (ii) the Federal
                                        ----------
Funds Rate from time to time plus 0.5%.
                             ----

       "ABR Loans": Loans the rate of interest applicable to which is based upon
        ---------
the ABR.

       "Adjustment Date": as defined in the Pricing Grid.
        ---------------

       "Administrative Agent": JPMorgan Chase Bank, N.A., together with its
        --------------------
affiliates, as the arranger of the Revolving Commitments and as the administrative agent for the Lenders under this Agreement and the other Loan Documents, together with any of its successors.

       "Administrative Questionnaire" means an Administrative Questionnaire in a
        ----------------------------
form supplied by the Administrative Agent.

       "Affiliate": as to any Person, any other Person that, directly or
        ---------
indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

       "Aggregate Exposure": with respect to any Lender at any time, an amount
        ------------------
equal to (a) until the Closing Date, the aggregate amount of such Lender's Revolving Commitments at such time and (b) thereafter, the amount of such Lender's Revolving Commitment then in effect or, if the Revolving Commitments have been terminated, the amount of such Lender's Revolving Extensions of Credit then outstanding.

       "Aggregate Exposure Percentage": with respect to any Lender at any time,
        -----------------------------
the ratio (expressed as a percentage) of such Lender's Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time.

       "Agreement": as defined in the preamble hereto.
        ---------

       "Applicable Margin":  a percentage determined in accordance with the
        -----------------
Pricing Grid.

       "Application":  an application, in such form as the Issuing Lender may
        -----------
specify from time to time, requesting the Issuing Lender to open a Letter of Credit.

       "Approved Fund": as defined in Section 10.6(b).
        -------------

       "Assignee":  as defined in Section 10.6(b).
        --------

       "Assignment and Assumption":  an Assignment and Assumption, substantially
        -------------------------
 in the form of Exhibit D.

       "Available Revolving Commitment": as to any Revolving Lender at any time,
        ------------------------------
an amount equal to the excess, if any, of (a) such Lender's Revolving Commitment then in effect over (b) such Lender's Revolving Extensions of Credit then outstanding.

       "Benefitted Lender": as defined in Section 10.7(a).
        -----------------

       "Board": the Board of Governors of the Federal Reserve System of the
        -----
United States (or any successor).

       "Borrower": as defined in the preamble hereto.
        --------

       "Borrowing Date": any Business Day specified by a Borrower as a date on
        --------------
which such Borrower requests the relevant Lenders to make Loans hereunder.

       "Business": as defined in Section 4.17(b).
        --------

       "Business Day": a day other than a Saturday, Sunday or other day on which
        ------------
commercial banks in New York City are authorized or required by law to close, provided, that with respect to notices and determinations in connection with, and payments of principal and interest on, Eurocurrency Loans, such day is also a day for trading in London by and between banks in deposits in the relevant currency.

       "Calculation Date": the third Business Day prior to the last Business Day
        ----------------
of each calendar quarter; provided that each date that is on or about the date of any borrowing request or rollover request with respect to any Revolving Loans denominated in an Optional Currency shall also be a "Calculation Date" with respect to such Optional Currency.

       "Capital Expenditures": for any period, with respect to any Person, the
        --------------------
aggregate of all expenditures by such Person and its Subsidiaries for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) that should be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries.

       "Capital Lease Obligations": as to any Person, the obligations of such
        -------------------------
Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

       "Capital Stock": any and all shares, interests, participations or other
        -------------
equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a

Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

       "Cash Equivalents": (a) marketable direct obligations issued by, or
        ----------------
unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurocurrency time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated at least A-1 by Standard & Poor's Ratings Services ("S&P") or P-1 by Moody's
                                                     ---
Investors Service, Inc. ("Moody's"), or carrying an equivalent rating by a
                          -------
nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; (g) money market mutual or similar funds that invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition; (h) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended, (ii) are rated AAA by S&P and Aaa by Moody's and (iii) have portfolio assets of at least $5,000,000,000; or (i) auction rate notes issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority of any such state, commonwealth or territory, regardless of the stated maturity, so long as such securities have a liquidity mechanism permitting the Disposition of such securities at par within one year from the issuance of such securities or from the date of the immediately preceding permitted Disposition of such securities.

       "Change of Control": shall mean if any "person" or "group" (within the
        -----------------
meaning of Section 13(d) and 14(d)(2) of the Exchange Act) shall have become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of Voting Shares entitled to exercise more than 30% of the total power of all outstanding Voting Shares of either Borrower (including any Voting Shares which are not then outstanding of which such person or group is deemed the beneficial owner).

       "Closing Date": the date on which the conditions precedent set forth in
        ------------
Section 5.1 shall have been satisfied, which date is March 21, 2006.

       "Code": the Internal Revenue Code of 1986, as amended from time to time.
        ----

       "Commonly Controlled Entity": an entity, whether or not incorporated,
        --------------------------
that is under common control with Aeroflex within the meaning of Section 4001 of ERISA or is part of a group that includes Aeroflex and that is treated as a single employer under Section 414 of the Code.

       "Compliance Certificate": a certificate duly executed by a Responsible
        ----------------------
Officer substantially in the form of Exhibit B.

       "Conduit Lender": any special purpose corporation organized and
        --------------
administered by any Lender for the purpose of making Loans otherwise required to be made by such Lender and designated by such Lender in a written instrument; provided, that the designation by any Lender of a Conduit Lender shall not
--------
relieve the designating Lender of any of its obligations to fund a Loan under this Agreement if, for any reason, its Conduit Lender fails to fund any such Loan, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender, and provided,
                                                                       --------
further, that no Conduit Lender shall (a) be entitled to receive any greater
-------
amount pursuant to Section 2.16, 2.17, 2.18 or 10.5 than the designating Lender would have been entitled to receive in respect of the extensions of credit made by such Conduit Lender or (b) be deemed to have any Revolving Commitment.

       "Confidential Information Memorandum": the Confidential Information
        -----------------------------------
Memorandum dated February 2006 and furnished to certain Lenders.

       "Consolidated EBITDA": for any period, Consolidated Net Income for such
        -------------------
period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) interest expense, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Revolving Loans), (c) depreciation and amortization expense, (d) amortization of intangibles and organization costs, (e) non-cash compensation cost of common stock and stock option and similar grants to officers, directors and other employees, (f) any extraordinary, unusual or non-recurring non-cash expenses or losses (excluding any such non-cash expenses or losses to the extent that it represents an accrual of or reserve for cash expenditures in any future period, and including, whether or not otherwise includable as a separate item in the statement of Consolidated Net Income for such period, losses on the sale of assets outside the ordinary course of business) and (g) non-cash write-off of intangibles, goodwill or fixed assets, (h) non-cash charges for in-process research and development and other non-cash charges of allocated excess of purchase price over book value related to the purchase of a business, and minus, (a) to the extent included in the statement of such Consolidated Net Income for such period, the sum of (i) interest income, (ii) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business), (iii) income tax credits (to the extent not netted from income tax expense) and (iv) any other non-cash income (other than any non-cash income relating to deferred revenue) and (b) any cash payments made during such period in respect of items described in clause
(e) above subsequent to the fiscal quarter in which the relevant non-cash expenses or losses were reflected as a charge in the statement of Consolidated Net Income, all as determined on a consolidated basis. For the purposes of calculating Consolidated EBITDA for any period of four consecutive fiscal quarters (each, a "Reference Period") pursuant to any determination of the Consolidated Leverage Ratio, (i) if at any time during such Reference Period Aeroflex or any Subsidiary shall have made any Material Disposition, the Consolidated EBITDA for such Reference Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such Reference Period and (ii) if during such Reference Period Aeroflex or any Subsidiary shall have made a Material Acquisition, Consolidated EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto as if such Material Acquisition occurred on the first day of such Reference Period. As used in this definition, "Material Acquisition" means any acquisition of property or series of related acquisitions of property that (a) constitutes assets comprising all or substantially all of an operating unit of a business or constitutes all or substantially all of the common stock of a Person and (b) involves the payment of consideration by Aeroflex and its Subsidiaries in excess of $10,000,000; and "Material Disposition" means any Disposition of property or series of related Dispositions of property that yields gross proceeds to Aeroflex or any of its Subsidiaries in excess of $10,000,000.

       "Consolidated Interest Coverage Ratio": for any period, the ratio of (a)
        ------------------------------------
the remainder of Consolidated EBITDA for such period minus Capital Expenditures made during such period plus consolidated total interest income for such period
                        ----
to (b) Consolidated Interest Expense for such period.

       "Consolidated Interest Expense": for any period, consolidated interest
        -----------------------------
expense as reported by Aeroflex in its financial statements.

       "Consolidated Leverage Ratio": as at the last day of any period, the
        ---------------------------
ratio of (a) Consolidated Total Debt on such day to (b) Consolidated EBITDA for such period.

       "Consolidated Net Income": for any period, the consolidated net income
        -----------------------
(or loss) of Aeroflex and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income
                         --------
(or deficit) of any Person accrued prior to the date it becomes a Subsidiary of Aeroflex or is merged into or consolidated with Aeroflex or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary of Aeroflex) in which Aeroflex or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by Aeroflex or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary of Aeroflex to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary.

       "Consolidated Total Debt": at any date, the aggregate principal amount of
        -----------------------
all Indebtedness of Aeroflex and its Subsidiaries at such date, determined on a consolidated basis that would appear on a consolidated balance sheet as of such date in accordance with GAAP.

       "Contractual Obligation": as to any Person, any provision of any security
        ----------------------
issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

       "Default": any of the events specified in Section 8, whether or not any
        -------
requirement for the giving of notice, the lapse of time, or both, has been satisfied.

       "Disposition": with respect to any property, any sale, lease, sale and
        -----------
leaseback, assignment, conveyance, transfer or other disposition thereof. The terms "Dispose" and "Disposed of" shall have correlative meanings.
       -------       -----------

       "Dollar Equivalent": at any time as to any amount denominated in an
        -----------------
Optional Currency, the equivalent amount in Dollars as determined by the Administrative Agent at such time on the basis of the Exchange Rate for the purchase of Dollars with such Optional Currency on the most recent Calculation Date for such Optional Currency.

       "Dollars" and "$": dollars in lawful currency of the United States.
        -------       -

       "Environmental Laws": any and all foreign, Federal, state, local or
        ------------------
municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

       "ERISA": the Employee Retirement Income Security Act of 1974, as amended
        -----
from time to time.

       "ERISA Affiliate" and "ERISA Affiliates: shall respectively mean any one
        ---------------       ----------------
or more of any: (a) Subsidiary of any Borrower; and (b) other trade, business, Person or Persons that together with any Borrower would be deemed to be a single employer within the meaning of Section 4001 of ERISA.

       "Eurocurrency Base Rate": with respect to each day during each Interest
        ----------------------
Period pertaining to a Eurocurrency Loan, the rate per annum determined on the basis of the rate for deposits in the relevant currency for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on the relevant page of the Telerate screen as of 11:00 A.M., Local Time, on the Quotation Day for such Interest Period. In the event that such rate does not appear on the Telerate screen, the "Eurocurrency Base Rate" shall be determined by reference to such other comparable publicly available service for displaying eurocurrency rates as may be reasonably selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which the Administrative Agent is offered deposits in the relevant currency at or about 11:00 A.M., Local Time, two Business Days prior to the beginning of such Interest Period in the interbank eurocurrency market where its relevant eurocurrency and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein.

       "Eurocurrency Loans": Loans the rate of interest applicable to which is
        ------------------
based upon the Eurocurrency Rate.

       "Eurocurrency Rate": with respect to each day during each Interest Period
        -----------------
pertaining to a Eurocurrency Loan, the Eurocurrency Base Rate; provided that, in
                                                               --------
the case of any Eurocurrency Loan denominated in British pounds sterling, such rate shall be increased to provide for the customary mandatory cost formula addition as determined by the Administrative Agent in accordance with its normal practices.

       "Eurocurrency Reserve Requirements": for any day as applied to a
        ---------------------------------
Eurocurrency Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves) under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

       "Eurocurrency Tranche": the collective reference to Eurocurrency Loans
        --------------------
under the Facility and the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

       "Event of Default": any of the events specified in Section 8, provided
        ----------------
that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

       "Exchange Rate": on any day, with respect to any Optional Currency, the
        -------------
rate at which such Optional Currency may be exchanged into Dollars, as set forth at approximately 11:00 A.M., Local Time, on such day on the applicable Reuters World Spot Page. In the event that any such rate does not appear on any Reuters World Spot Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates reasonably selected by the Administrative Agent in consultation with Aeroflex for such purpose or, at the discretion of the Administrative Agent in consultation with Aeroflex, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such Optional Currency are then being conducted, at or about 11:00 A.M., Local Time, on such day for the purchase of the applicable Optional Currency for delivery three Business Days later, provided
--------
that, if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent may use any other reasonable method it deems appropriate to determine such rate, and such determination shall be presumed correct absent manifest error.

       "Excluded Foreign Subsidiary": any Foreign Subsidiary in respect of which
        ---------------------------
the guaranteeing by such Subsidiary of the Obligations, would, in the good faith judgment of Aeroflex, result in adverse tax consequences to any Borrowers.

       "Existing Credit Facility": the Fifth Amended and Restated Loan and
        ------------------------
Security Agreement, dated as of February 14, 2003, by and among Aeroflex Incorporated, Aeroflex Laboratories Incorporated, Aeroflex Lintek Corp., Aeroflex Systems Corp., Aeroflex MIC Technology Corporation, Vibration Mountings and Controls, Inc., Aeroflex UTMC Microelectronic Systems Inc., IFR Americas, Inc., IFR Systems, Inc. (each individually as a borrower, collectively as the borrowers), JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank), individually and as syndication agent and Fleet National Bank, individually and as administrative agent.

       "Existing Letters of Credit": those letters of credit issued for the
        --------------------------
account of Aeroflex under the Existing Credit Facility and set forth on Schedule 1.1(a).

       "Existing Mortgages": any one or more of the Plainview Mortgage and any
        ------------------
other mortgages from Aeroflex or its Subsidiaries to Fleet National Bank, as mortgagee, under the Existing Credit Facility, as executed and delivered from time to time, and as the same may be supplemented, modified, amended, restated or replaced from time to time in the manner provided therein.

       "Facility": a five-year unsecured revolving credit facility pursuant to
        --------
this Agreement, including the Revolving Commitments and the extensions of credit made hereunder.

       "Facility Fee Rate": a percentage determined in accordance with the
        -----------------
Pricing Grid.

       "Federal Funds Rate": for each day, the weighted average of the rates on
        ------------------
overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

       "Fee Payment Date": (a) the third Business Day following the last day of
        ----------------
each March, June, September and December and (b) the last day of the Revolving Commitment Period.

       "Funding Office": the office of the Administrative Agent specified in
        --------------
Section 10.2 or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to Aeroflex and the Lenders.

       "GAAP": generally accepted accounting principles in the United States as
        ----
in effect from time to time, except that for purposes of Section 7.1, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements referred to in Section 4.1. In the event that any "Accounting Change" (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then Aeroflex and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to reflect equitably such Accounting Changes with the desired result that the criteria for evaluating Aeroflex's financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by Aeroflex, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. "Accounting Changes" refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.

       "Governmental Authority": any nation or government, any state or other
        ----------------------
political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).

       "Group Members": the collective reference to the Borrowers and their
        -------------
respective Subsidiaries.

       "Guarantee Agreement": the Guarantee Agreement to be executed and
        -------------------
delivered by each Guarantor, substantially in the form of Exhibit A.

       "Guarantee Obligation": as to any Person (the "guaranteeing person"), any
        --------------------                          -------------------
obligation, including a reimbursement, counterindemnity or similar obligation, of the guaranteeing Person that guarantees or in effect guarantees, or which is given to induce the creation of a separate obligation by another Person (including any bank under any letter of credit) that guarantees or in effect guarantees, any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any
 -------------------                                   ---------------
manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor,
(ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or
(iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term
                                            --------  -------
Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by Aeroflex in good faith.

       "Guarantor": as to all Obligations, each direct and indirect, existing
        ---------
and future, Subsidiary of Aeroflex (other than any Excluded Foreign Subsidiary and any Immaterial Subsidiary) and as to the Obligations of Solutions, Aeroflex.

       "Immaterial Subsidiary": any direct or indirect Subsidiary of Aeroflex
        ---------------------
that does not generate any revenue or have any assets.

       "Indebtedness": of any Person at any date, without duplication, (a) all
        ------------
indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade payables, advance payments from customers and deferred revenue, in each case as incurred, received or deferred in the ordinary course of such Person's business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit, surety bonds or similar arrangements, (g) the liquidation value of all mandatorily redeemable preferred Capital Stock of such Person, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above, (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, and (j) for the purposes of Section 8(e) only, all obligations of such Person in respect of Swap Agreements. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.

       "Insolvency": with respect to any Multiemployer Plan, the condition that
        ----------
such Plan is insolvent within the meaning of Section 4245 of ERISA.

       "Insolvent": pertaining to a condition of Insolvency.
        ---------

       "Intellectual Property": the collective reference to all rights,
        ---------------------
priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

       "Interest Payment Date": (a) as to any ABR Loan (other than any Swingline
        ---------------------
Loan), the last day of each March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurocurrency Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurocurrency Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period, (d) as to any Loan (other than any ABR Loan and any Swingline Loan), the date of any repayment or prepayment made in respect thereof and (e) as to any Swingline Loan, the day that such Loan is required to be repaid.

       "Interest Period": as to any Eurocurrency Loan, (a) initially, the period
        ---------------
commencing on the borrowing or conversion date, as the case may be, with respect to such Eurocurrency Loan and ending one, two, three or six months (or, to the extent available to all Lenders, nine or twelve months) thereafter, as selected by a Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurocurrency Loan and ending one, two, three or six months (or, to the extent available to all Lenders, nine or twelve months) thereafter, as selected by such Borrower by irrevocable notice to the Administrative Agent not later than 11:00 A.M., Local Time, on the date that is three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

              (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

              (ii) a Borrower may not select an Interest Period under the Facility that would extend beyond the Revolving Termination Date; and

              (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

Notwithstanding the foregoing, each Interest Period for Revolving Loans in an Optional Currency described herein as "overnight Optional Currency Revolving Loans" shall commence on a Business Day and end on the next succeeding Business Day.

       "Investments": as defined in Section 7.7.
        -----------

       "Issuing Lender": JPMorgan Chase Bank, N.A. or any affiliate thereof, in
        --------------
its capacity as issuer of any Letter of Credit or, with respect to Existing Letters of Credit, Bank of America, N.A.

       "L/C Commitment":  $25,000,000.
        --------------

       "L/C Obligations": at any time, an amount equal to the sum of (a) the
        ---------------
aggregate then undrawn and unexpired amount of the then outstanding
Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit that have not then been reimbursed pursuant to Section 3.5.

       "L/C Participants": the collective reference to all the Revolving Lenders
        ----------------
other than the Issuing Lender.

       "Lenders": as defined in the preamble hereto; provided, that unless the
        -------                                      --------
context otherwise requires, each reference herein to the Lenders shall be deemed to include any Conduit Lender.

       "Letters of Credit":  as defined in Section 3.1(a).
        -----------------

       "Lien": any mortgage, pledge, hypothecation, assignment, deposit
        ----
arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

       "Loan":  any loan made by any Lender pursuant to this Agreement.
        ----

       "Loan Documents": this Agreement, the Guarantee Agreement, the Notes and
        --------------
any amendment, waiver, supplement or other modification to any of the foregoing.

       "Loan Parties": each Group Member that is a party to a Loan Document.
        ------------

       "Local Time": (a) with respect to Loans denominated in euros, Brussels
        ----------
time, (b) with respect to Loans denominated in British pounds sterling, London time and (c) for all other purposes, New York City time.

       "Material Adverse Effect": a material adverse effect on the business,
        -----------------------
property, operations, condition (financial or otherwise) or prospects of Aeroflex and its Subsidiaries taken as a whole.

       "Materials of Environmental Concern": any gasoline or petroleum
        ----------------------------------
(including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

       "Multiemployer Plan":  a Plan that is a multiemployer plan as defined in
        ------------------
Section 4001(a)(3) of ERISA.

       "Non-Excluded Taxes":  as defined in Section 2.17(a).
        ------------------

       "Non-U.S. Lender": as defined in Section 2.17(d).
        ---------------

       "Notes":  the collective reference to any promissory note evidencing
        -----
Loans.

       "Obligations": the unpaid principal of and interest on (including
        -----------
interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, in respect of Aeroflex, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrowers to the Administrative Agent or to any Lender (or, in the case of Specified Swap Agreements, any affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, any Specified Swap Agreement or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrowers pursuant hereto) or otherwise.

       "Optional Currency": euros and British pounds sterling.
        -----------------

       "Optional Currency Revolving Loans": Revolving Loans in an Optional
        ---------------------------------
Currency.

       "Other Taxes": any and all present or future stamp or documentary taxes
        -----------
or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

       "Participant": as defined in Section 10.6(c).
        -----------

       "PBGC": the Pension Benefit Guaranty Corporation established pursuant to
        ----
Subtitle A of Title IV of ERISA (or any successor).

       "Permitted Acquisition": any acquisition, whether by purchase, merger,
        ---------------------
consolidation or otherwise, if immediately after giving effect thereto: (a) such acquisition is of all or substantially all the assets of, or Capital Stock in, a Person or division or line of business or other business unit of a Person and relates to the business conducted by the Group Members as of the date hereof or in a business reasonably related thereto; (b) no Event of Default shall have occurred and be continuing or would result therefrom; (c) all transactions related thereto shall be consummated in accordance with applicable laws; (d) the Group Members shall be in compliance, on a pro forma basis after giving effect
                                           --- -----
to such acquisition or formation, with the covenants contained in Section 7.1(a) and (b) recomputed as at the last day of the most recently ended fiscal quarter of Aeroflex as if, for the purposes of calculating Consolidated Total Debt, Consolidated Net Income and Consolidated EBITDA, and Consolidated Interest Expense such acquisition and related financings or other transactions had occurred on the first day of the period for testing such compliance and, if the consideration provided in connection with such acquisition exceeds $20,000,000, then the Borrower shall have delivered to the Administrative Agent an officers' certificate to such effect, together with an audited balance sheet, income statement and statements of cash flow for the Person or assets to be acquired, if available, or, to the extent such audited financial statements are not available, such financial statements for the Person or assets to be acquired which are delivered to the Borrower in connection with any such acquisition, which financial statements shall be prepared in accordance with GAAP (if such statements are available) and shall be otherwise reasonably acceptable to the Administrative Agent.

       "Person": an individual, partnership, corporation, limited liability
        ------
company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

       "Plainview Mortgage" shall mean the Mortgage, Assignment of Rents and
        ------------------
Security Agreement dated as of February 25, 1999, from Aeroflex, as mortgagor, to Fleet National Bank, as mortgagee, as the same may be supplemented, modified, amended, restated or replaced from time to time in the manner provided therein.

       "Plan": at a particular time, any employee benefit plan that is covered
        ----
by ERISA and in respect of which Aeroflex or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

       "Pricing Grid": the table set forth below.
        ------------

  ==============================================================================
  Consolidated   Applicable Margin for  Applicable Margin   Facility    Drawn
  Leverage Ratio  Eurocurrency Loans      for ABR Loans     Fee Rate    Cost
  ------------------------------------------------------------------------------
  ------------------------------------------------------------------------------
  > 2.5 to 1.0        1.125%                0.125%           0.375%     1.500%
  ------------------------------------------------------------------------------
  ------------------------------------------------------------------------------
  > 2.0 to 1.0        1.000%                  0%             0.250%     1.250%
  ------------------------------------------------------------------------------
  ------------------------------------------------------------------------------
  > 1.5 to 1.0        0.775%                  0%             0.225%     1.000%
  ------------------------------------------------------------------------------
  ------------------------------------------------------------------------------
  > 1.0 to 1.0        0.675%                  0%             0.200%     0.875%
  ------------------------------------------------------------------------------
  ------------------------------------------------------------------------------
  = 1.0 to 1.0        0.575%                  0%             0.175%     0.750%
  ==============================================================================


     For the purposes of the Pricing Grid, changes in the Applicable Margin or the Facility Fee Rate resulting from changes in the Consolidated Leverage Ratio shall become effective on the date

(the "Adjustment Date") that is the first day of the fiscal quarter of Aeroflex
      ---------------f
ollowing the date on which each certificate is delivered pursuant to Section
6.2. If any financial statements referred to above are not delivered within the time periods specified in Section 6.1, then, until the date that is three Business Days after the date on which such financial statements are delivered, the highest rate set forth in each column of the Pricing Grid shall apply. In addition, at all times while an Event of Default shall have occurred and be continuing, the highest rate set forth in each column of the Pricing Grid shall apply. Each determination of the Consolidated Leverage Ratio pursuant to the Pricing Grid shall be made in a manner consistent with the determination thereof pursuant to Section 7.1.

     "Properties": as defined in Section 4.17(a).
      ----------

     "Quotation Day": in respect of the  determination of the Eurocurrency  Rate
      -------------
for any Interest Period for Eurocurrency Loans in Dollars or any Optional Currency, the day on which quotations would ordinarily be given by prime banks in the London interbank market for deposits in such currency for delivery on the first day of such Interest Period for such Interest Period; provided, that if quotations would ordinarily be given on more than one date, the Quotation Day for such Interest Period shall be the last of such dates. On the date hereof, the Quotation Day in respect of any Interest Period (i) for euros is customarily the day which is two Business Days prior to the first day of such Interest Period and (ii) for British pounds sterling is customarily the day which is the first day of such Interest Period.

     "Refunded Swingline Loans":  as defined in Section 2.4.
      ------------------------

     "Register": as defined in Section 10.6(b).
      --------

     "Regulation U": Regulation U of the Board as in effect from time to time.
      ------------

     "Reimbursement  Obligation":  the obligation of a Borrower to reimburse the
      -------------------------
Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit.

     "Reorganization":  with respect to any  Multiemployer  Plan,  the condition
      --------------
that such plan is in reorganization within the meaning of Section 4241 of ERISA.

     "Reportable  Event":  any of the  events  set forth in  Section  4043(c) of
      -----------------
ERISA, other than those events as to which the thirty day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Reg. ss. 4043.

     "Required Lenders":  at any time, the holders of more than 50% of (a) until
      ----------------
the Closing Date, the Revolving Commitments then in effect and (b) thereafter, the Total Revolving Commitments then in effect or, if the Revolving Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding.

     "Requirement of Law": as to any Person, the Certificate of Incorporation
      ------------------
and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

     "Responsible Officer": the chief executive officer, president or chief
      -------------------
financial officer of a Borrower, but in any event, with respect to financial matters, the chief financial officer of such Borrower.

     "Restricted Payments": as defined in Section 7.6.
      -------------------

     "Revolving Commitment": as to any Lender, the obligation of such Lender, if
      --------------------
any, to make Revolving Loans and participate in Swingline Loans and Letters of Credit in an aggregate principal and/or face amount not to exceed, as applicable, (a) the sum of (i) the amount set forth under the heading "Revolving Commitment" opposite such Lender's name on Schedule 1.1(b), and, (ii) if applicable, any incremental amount set forth under the heading "Incremental Revolving Commitment" opposite such Lender's name on Schedule 1.1(b) (the "Incremental Revolving Commitment"), or (b) the amount set forth in any or in
 --------------------------------
the Assignment and Assumption pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original amount of the Total Revolving Commitments is $100,000,000.

     "Revolving Commitment Period": the period from and including the Closing
      ---------------------------
Date to the Revolving Termination Date.

     "Revolving Extensions of Credit": as to any Revolving Lender at any time,
      ------------------------------
an amount equal to the sum of (a) the aggregate principal amount of all Revolving Loans held by such Lender then outstanding, (b) such Lender's Revolving Percentage of the L/C Obligations then outstanding and (c) such Lender's Revolving Percentage of the aggregate principal amount of Swingline Loans then outstanding.

     "Revolving Lender": each Lender that has a Revolving Commitment or that
      ----------------
holds Revolving Loans.

     "Revolving Loans": as defined in Section 2.1(a).
      ---------------

     "Revolving Percentage": as to any Revolving Lender at any time, the
      --------------------
percentage which such Lender's Revolving Commitment then constitutes of the Total Revolving Commitments or, at any time after the Revolving Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Revolving Loans then outstanding constitutes of the aggregate principal amount of the Revolving Loans then outstanding, provided, that, in the event that the Revolving Loans are paid in full prior to the reduction to zero of the Total Revolving Extensions of Credit, the Revolving Percentages shall be determined in a manner designed to ensure that the other outstanding Revolving Extensions of Credit shall be held by the Revolving Lenders on a comparable basis.

     "Revolving Termination Date": March 21, 2011.
      --------------------------

     "SEC": the Securities and Exchange Commission, any successor thereto and
      ---
any analogous Governmental Authority.

     "Single Employer Plan": any Plan that is covered by Title IV of ERISA, but
      --------------------
that is not a Multiemployer Plan.

     "Specified Swap Agreement": any Swap Agreement entered into by a Borrower
      ------------------------
or any Guarantor and any Lender or affiliate thereof in respect of interest rates, currency exchange rates or commodity prices.

     "Subsidiary": as to any Person, a corporation, partnership, limited
      ----------
liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries (in each case whether direct or indirect) of Aeroflex.

     "Swap Agreement": any agreement with respect to any swap, forward, future
      --------------
or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of Aeroflex or any of its Subsidiaries shall be a "Swap Agreement".

     "Swingline Commitment": the obligation of the Swingline Lender to make
      --------------------
Swingline Loans pursuant to Section 2.3 in an aggregate principal amount at any one time outstanding not to exceed $5,000,000.

     "Swingline Lender": JPMorgan Chase Bank, N.A., in its capacity as the
      ----------------
lender of Swingline Loans.

     "Swingline Loans": as defined in Section 2.3.
      ---------------

     "Swingline Participation Amount": as defined in Section 2.4.
      ------------------------------

     "Target Operating Day": any day that is not (a) a Saturday or Sunday, (b)
      --------------------
Christmas Day or New Year's Day or (c) any other day on which the Trans-European Real-time Gross Settlement Operating System (or any successor settlement system) is not operating (as reasonably determined by the Administrative Agent).

     "Total Revolving Commitments": at any time, the aggregate amount of the
      ---------------------------
Revolving Commitments then in effect.

     "Total Revolving Extensions of Credit": at any time, the aggregate amount
      ------------------------------------
of the Revolving Extensions of Credit of the Revolving Lenders outstanding at such time.

     "Transferee": any Assignee or Participant.
      ----------

     "Type": as to any Loan, its nature as an ABR Loan or a Eurocurrency Loan.
      ----

     "United States": the United States of America.
      -------------

     "Voting Shares": shall mean all outstanding shares of any class or classes
      -------------
(however designated) of Capital Stock of either Borrower entitled to vote generally in the election of members of the board of directors (or similar governing body) of such Borrower.

     "Wholly Owned Subsidiary": as to any Person, any other Person all of the
      -----------------------
Capital Stock of which (other than directors' qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

     "Wholly Owned Subsidiary Guarantor": any Guarantor that is a Wholly Owned
      ---------------------------------
Subsidiary of Aeroflex.

     1.2   Other Definitional Provisions. (a) Unless otherwise specified
           -----------------------------
therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

     (b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms relating to any Group Member not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP, (ii) the words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation", (iii) the word "incur" shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words "incurred" and "incurrence" shall have correlative meanings), (iv) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights, and (v) references to agreements or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, restated or otherwise modified from time to time.

     (c) The words "hereof", "herein" and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

     (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

     1.3   Exchange Rates. (a) Not later than 1:00 P.M., Local Time, on each
           --------------
Calculation Date, the Administrative Agent shall (i) determine the Exchange Rate as of such Calculation Date for each Optional Currency in which a Loan is then outstanding and (ii) give notice thereof to Aeroflex. The Exchange Rates so determined shall become effective on the first Business Day immediately following the relevant Calculation Date (a "Reset Date") and shall remain
                                            ----------
effective until the next succeeding Reset Date.

     (b) Not later than 2:00 P.M., Local Time, on each Reset Date, the Administrative Agent shall (i) determine the aggregate amount of Revolving Extensions of Credit in Optional Currencies on such date (after giving effect to any Revolving Loans or Letters of Credit to be made or issued in connection with such determination), and (ii) notify Aeroflex of such determination.

              SECTION 2. AMOUNT AND TERMS OF REVOLVING COMMITMENTS

     2.1   Revolving Commitments. (a) Subject to the terms and conditions
           ---------------------

hereof, each Revolving Lender severally agrees to make revolving credit loans ("Revolving Loans") to the Borrowers, in Dollars or in any Optional Currency,
  ---------------
from time to time during the Revolving Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender's Revolving Percentage of the sum of (i) the L/C Obligations then outstanding and
(ii) the aggregate principal amount of the Swingline Loans then outstanding, does not exceed the amount of such Lender's Revolving Commitment. During the Revolving Commitment Period the Borrowers may use the Revolving Commitments by borrowing, prepaying the Revolving Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Revolving Loans in Dollars may from time to time be Eurocurrency Loans or ABR Loans, as determined by the relevant Borrower and notified to the

Administrative Agent in accordance with Sections 2.2 and 2.9. The Optional Currency Revolving Loans shall be Eurocurrency Loans.

     (b) The Borrowers shall repay all outstanding Revolving Loans on the Revolving Termination Date.

     2.2   Procedure for Revolving Loan Borrowing. A Borrower may borrow under
           --------------------------------------
the Revolving Commitments during the Revolving Commitment Period on any Business Day, provided that such Borrower shall give the Administrative Agent irrevocable
     --------
notice (which notice must be received by the Administrative Agent prior to 11:00 A.M., Local Time, (a) three Business Days prior to the requested Borrowing Date, in the case of Eurocurrency Loans, or (b) one Business Day prior to the requested Borrowing Date, in the case of ABR Loans) (provided that any such
                                                     --------
notice of a borrowing of ABR Loans under the Facility to finance payments required by Section 3.5 may be given not later than 10:00 A.M., New York City time, on the date of the proposed borrowing), specifying (i) the amount and Type of Revolving Loans to be borrowed, (ii) the requested Borrowing Date and (iii) in the case of any Eurocurrency Loan, the currency thereof and the length of the initial Interest Period therefor. Each borrowing under the Revolving Commitments shall be in an amount equal to (x) in the case of ABR Loans, $1,000,000 or a whole multiple thereof (or, if the then aggregate Available Revolving Commitments are less than $1,000,000, such lesser amount) and (y) in the case of Eurocurrency Loans, the equivalent of $2,000,000 or a whole multiple of the equivalent of $1,000,000 in excess thereof (or comparable amounts of any relevant Optional Currency, as determined from time to time by the Administrative Agent); provided, that the Swingline Lender may request, on
                       --------
behalf of a Borrower, borrowings under the Revolving Commitments that are ABR Loans in other amounts pursuant to Section 2.4. Upon receipt of any such notice from a Borrower, the Administrative Agent shall promptly notify each Revolving Lender thereof. Each Revolving Lender will make the amount of its pro rata share
                                                                  --- ----
of each borrowing available to the Administrative Agent for the account of such Borrower at the Funding Office prior to 12:00 Noon, New York City time (or in the case of Eurocurrency Loans, prior to 12:00 Noon, London time), on the Borrowing Date requested by such Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to such Borrower by the Administrative Agent crediting the account of such Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Revolving Lenders and in like funds as received by the Administrative Agent.

     2.3   Swingline Commitment. (a) Subject to the terms and conditions hereof,
           --------------------
the Swingline Lender agrees to make a portion of the credit otherwise available to the Borrowers under the Revolving Commitments from time to time during the Revolving Commitment Period by making swing line loans ("Swingline Loans") in
                                                         ---------------
Dollars to the Borrowers; provided that (i) the aggregate principal amount of
                          --------
Swingline Loans outstanding at any time shall not exceed the Swingline Commitment then in effect (notwithstanding that the Swingline Loans outstanding at any time, when aggregated with the Swingline Lender's other outstanding Revolving Loans, may exceed the Swingline Commitment then in effect) and (ii) the Borrowers shall not request, and the Swingline Lender shall not make, any Swingline Loan if, after giving effect to the making of such Swingline Loan, the aggregate amount of the Available Revolving Commitments would be less than zero. During the Revolving Commitment Period, the Borrowers may use the Swingline Commitment by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof. All Swingline Loans shall bear interest at a rate per annum equal to the Federal Funds Rate plus the Applicable Margin for Eurocurrency Loans.

     (b) A Borrower shall repay to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Revolving Termination Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least two Business Days after such Swingline Loan is made; provided that on each date that a Revolving Loan is
                             --------
borrowed, such Borrower shall repay all Swingline Loans then outstanding.

     2.4   Procedure for Swingline Borrowing; Refunding of Swingline Loans. (a)
           ---------------------------------------------------------------
Whenever a Borrower desires that the Swingline Lender make Swingline Loans it shall give the Swingline Lender irrevocable telephonic notice confirmed promptly in writing (which telephonic notice must be received by the Swingline Lender not later than 1:00 P.M., New York City time, on the proposed Borrowing Date), specifying (i) the amount to be borrowed and (ii) the requested Borrowing Date (which shall be a Business Day during the Revolving Commitment Period). Each borrowing under the Swingline Commitment shall be in an amount equal to $500,000 or a whole multiple of $100,000 in excess thereof. Not later than 3:00 P.M., New York City time, on the Borrowing Date specified in a notice in respect of Swingline Loans, the Swingline Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the amount of the Swingline Loan to be made by the Swingline Lender. The Administrative Agent shall make the proceeds of such Swingline Loan available to such Borrower on such Borrowing Date by depositing such proceeds in the account of such Borrower with the Administrative Agent on such Borrowing Date in immediately available funds.

     (b) The Swingline Lender, at any time and from time to time in its sole and absolute discretion may, on behalf of the Borrowers (which hereby irrevocably direct the Swingline Lender to act on their behalf), on one Business Day's notice given by the Swingline Lender no later than 12:00 Noon, New York City time, request each Revolving Lender to make, and each Revolving Lender hereby agrees to make, a Revolving Loan, in an amount equal to such Revolving Lender's Revolving Percentage of the aggregate amount of the Swingline Loans (the "Refunded Swingline Loans") outstanding on the date of such notice, to repay the
 ------------------------
Swingline Lender. Each Revolving Lender shall make the amount of such Revolving Loan available to the Administrative Agent at the Funding Office in immediately available funds, not later than 10:00 A.M., New York City time, one Business Day after the date of such notice. The proceeds of such Revolving Loans shall be immediately made available by the Administrative Agent to the Swingline Lender for application by the Swingline Lender to the repayment of the Refunded Swingline Loans. The Borrowers irrevocably authorize the Swingline Lender to charge the relevant Borrower's account with the Administrative Agent (up to the amount available in each such account) in order to immediately pay the amount of such Refunded Swingline Loans to the extent amounts received from the Revolving Lenders are not sufficient to repay in full such Refunded Swingline Loans.

     (c) If prior to the time a Revolving Loan would have otherwise been made pursuant to Section 2.4(b), one of the events described in Section 8(f) shall have occurred and be continuing with respect to a Borrower or if for any other reason, as determined by the Swingline Lender in its sole discretion, Revolving Loans may not be made as contemplated by Section 2.4(b), each Revolving Lender shall, on the date such Revolving Loan was to have been made pursuant to the notice referred to in Section 2.4(b), purchase for cash an undivided participating interest in the then outstanding Swingline Loans by paying to the Swingline Lender an amount (the "Swingline Participation Amount") equal to (i)
                                 ------------------------------
such Revolving Lender's Revolving Percentage times (ii) the sum of the aggregate
                                             -----
principal amount of Swingline Loans then outstanding that were to have been repaid with such Revolving Loans.

     (d) Whenever, at any time after the Swingline Lender has received from any Revolving Lender such Lender's Swingline Participation Amount, the Swingline Lender receives any payment on account of the Swingline Loans, the Swingline Lender will distribute to such Lender its Swingline Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Lender's pro rata portion of such payment if such payment is not sufficient to
         --- ----
pay the principal of and interest on all Swingline Loans then due); provided,
                                                                    --------
however, that in the event that such payment received by the Swingline Lender is
-------
required to be returned, such

Revolving Lender will return to the Swingline Lender any portion thereof previously distributed to it by the Swingline Lender.

     (e) Each Revolving Lender's obligation to make the Loans referred to in
Section 2.4(b) and to purchase participating interests pursuant to Section 2.4(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such Revolving Lender or such Borrower may have against the Swingline Lender, such Borrower or any other Person for any reason whatsoever,
(ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 5, (iii) any adverse change in the condition (financial or otherwise) of such Borrower, (iv) any breach of this Agreement or any other Loan Document by such Borrower, any other Loan Party or any other Revolving Lender or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

     2.5   Facility Fees, etc. (a) Aeroflex agrees to pay to the Administrative
           ------------------
Agent for the account of each Revolving Lender a facility fee in Dollars for the period from and including the date hereof to the last day of the Revolving Commitment Period, computed at the Facility Fee Rate on the average daily amount of the Revolving Commitment of such Lender (whether used or unused) during the period for which payment is made, payable quarterly in arrears on each Fee Payment Date, commencing on the first such date to occur after the date hereof.

     (b) Aeroflex agrees to pay to the Administrative Agent the fees in the amounts and on the dates as set forth in any fee agreements with the Administrative Agent and to perform any other obligations contained therein.

     2.6   Termination or Reduction of Revolving Commitments. Aeroflex shall
           -------------------------------------------------
have the right, upon not less than three Business Days' notice to the Administrative Agent, to terminate the Revolving Commitments or, from time to time, to reduce the amount of the Revolving Commitments; provided that no such termination or reduction of Revolving Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Loans and Swingline Loans made on the effective date thereof, the Total Revolving Extensions of Credit would exceed the Total Revolving Commitments. Any such reduction shall be in an amount equal to $1,000,000, or a whole multiple thereof, and shall reduce permanently the Revolving Commitments then in effect.

     2.7   Additional Revolving Commitments. Subject to the consent of the
           --------------------------------
Administrative Agent, the Issuing Lender and the Swingline Lender, Aeroflex may request at any time and from time to time that the existing Revolving Lenders increase their respective Revolving Commitments and/or that additional Lenders be added to this Agreement until such time as the Total Revolving Commitments are equal to $150,000,000; provided, that (i) the amount of any Lender's increase in its Revolving Commitment shall be at least $5,000,000, (ii) at the time of the relevant request, that no Default or Event of Default shall have occurred and be continuing or shall result from the proposed increase and (iii) the representations and warranties of Aeroflex shall continue to be accurate in all material respects. The Borrowers shall (x) first, offer the existing Lenders the opportunity to participate in a pro rata increase of their respective Revolving Commitments and (y) second, offer one or more additional banks, financial institutions or other entities (approved by the Administrative Agent, such approval not to be unreasonably withheld) the opportunity to participate in all or a portion of such proposed increase. Schedule 1.1(b) shall be automatically amended to reflect any existing Revolving Lender's increased Revolving Commitment. By its signature of a confirmation of its increased or additional Revolving Commitment in a form satisfactory to Aeroflex and the Administrative Agent (and subsequent to its delivery of a completed or revised Administrative Questionnaire to the Administrative Agent), each increasing or additional Revolving Lender shall be a "Revolving Lender" for all purposes hereunder with its increased or additional Revolving Commitment and Schedule 1.1(b) shall be automatically amended to reflect such increasing or additional Revolving Lender's new Revolving Commitment. Upon increasing its Revolving Commitment or becoming a "Revolving Lender" hereunder, each Revolving Lender shall automatically be responsible for its Revolving Percentage of the Aggregate Exposure and, on one or more dates as set forth in an appropriate notice given by the Administrative Agent to each of the existing and new or increasing Revolving Lenders (which date or dates may be the last day or days of the current Interest Periods), shall pay to the Administrative Agent its Revolving Percentage of the Revolving Loans or certain of them (with interest rates applicable thereto as are agreed with the Borrowers) which shall then be applied to prepay amounts outstanding to the other Revolving Lenders.

     2.8   Optional and Mandatory Prepayments. A Borrower may at any time and
           ----------------------------------
from time to time prepay the Loans, in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Administrative Agent no later than 11:00 A.M., New York City time, three Business Days prior thereto, in the case of Eurocurrency Loans, and no later than 11:00 A.M., New York City time, one Business Day prior thereto, in the case of ABR Loans, which notice shall specify the date and amount of prepayment and whether the prepayment is of Eurocurrency Loans or ABR Loans; provided, that if a Eurocurrency Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, such Borrower shall also pay any amounts owing pursuant to Section
2.18. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Revolving Loans that are ABR Loans and Swingline Loans) accrued interest to such date on the amount prepaid. Partial prepayments of Revolving Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof. Partial prepayments of Swingline Loans shall be in an aggregate principal amount of $100,000 or a whole multiple thereof. To the extent that at any time (by virtue of changes in the Exchange Rate or otherwise) the aggregate principal amount of the Loans and Letters of Credit outstanding shall exceed the Total Revolving Commitments then in effect, the Borrowers shall make prompt repayment of the Loans to the extent of such excess.

     2.9   Conversion and Continuation Options. (a) A Borrower may elect from
           -----------------------------------
time to time to convert Eurocurrency Loans to ABR Loans by giving the Administrative Agent prior irrevocable notice of such election no later than 11:00 A.M., Local Time, on the third Business Day preceding the proposed conversion date, provided that any such conversion of Eurocurrency Loans may
                 --------
only be made on the last day of an Interest Period with respect thereto. A Borrower may elect from time to time to convert ABR Loans to Eurocurrency Loans by giving the Administrative Agent prior irrevocable notice of such election no later than 11:00 A.M., New York City time, on the third Business Day preceding the proposed conversion date (which notice shall specify the length of the initial Interest Period therefor), provided that no ABR Loan under the Facility
                                   --------
may be converted into a Eurocurrency Loan when any Event of Default has occurred and is continuing and the Administrative Agent or the Required Lenders have determined in its or their sole discretion not to permit such conversions. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

     (b) Any Eurocurrency Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by such Borrower giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans, provided
                                                                       --------
that no Eurocurrency Loan under the Facility may be continued as such when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such continuations, and provided, further, that if such Borrower shall
                               --------  -------
fail to give any required notice as described above in this paragraph such Loans shall be automatically converted to Eurocurrency Loans with an Interest Period of one month or if such continuation is not otherwise permitted pursuant to the preceding proviso such Loans shall be automatically converted to ABR Loans, in each case on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

     2.10   Limitation on Certain Borrowings. Notwithstanding anything to the
            --------------------------------
contrary in this Agreement, the aggregate principal amount of the Loans of, and Letters of Credit issued for the account of, Solutions, and the aggregate principal amount of Loans and Letters of Credit outstanding in Optional Currencies shall in each case be limited to the equivalent of $30,000,000, and to the extent that at any time (by virtue of changes in the Exchange Rate or otherwise) either such aggregate principal amount shall exceed $30,000,000, the Borrowers shall promptly prepay Loans to the extent of such excess.

     2.11   Limitations on Eurocurrency Tranches. Notwithstanding anything to
            ------------------------------------
the contrary in this Agreement, all borrowings, conversions and continuations of Eurocurrency Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Eurocurrency Loans comprising each Eurocurrency Tranche shall be equal to $2,000,000 or a whole multiple of $1,000,000 in excess thereof, (b) no more than ten Eurocurrency Tranches shall be outstanding at any one time, and (c) no more than the equivalent of $30,000,000 of the Facility, in the aggregate, shall be available for borrowing as Optional Currency Revolving Loans.

     2.12   Interest Rates and Payment Dates. (a) Each Eurocurrency Loan shall
            --------------------------------
bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurocurrency Rate determined for such day plus the Applicable Margin.

     (b) Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.

     (c) (i) If all or a portion of the principal amount of any Loan or Reimbursement Obligation shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), all outstanding Loans and Reimbursement Obligations (whether or not overdue) shall bear interest at a rate per annum equal to (x) in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2%
                                                                        ----
or (y) (1) in the case of Reimbursement Obligations in Dollars, the rate applicable to ABR Loans under the Facility plus 2%, or (2) in the case of
                                           ----
Reimbursement Obligations in an Optional Currency, the overnight Eurocurrency Rate for such Optional Currency plus the Applicable Margin plus 2%, and (ii) if
                                ----                       ----
all or a portion of any interest payable on any Loan or Reimbursement Obligation or any facility fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to ABR Loans under the Facility plus 2% (in the case of overdue amounts in
                                ----
Dollars) or the overnight Eurocurrency Rate for the relevant Optional Currency plus the Applicable Margin plus 2% (in the case of an overdue amount in an
----                       ----
Optional Currency), in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (as well after as before judgment).

     (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this Section shall
--------
be payable from time to time on demand.

     2.13   Computation of Interest and Fees. (a) Interest and fees payable
            --------------------------------
pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to ABR Loans the rate of interest on which is calculated on the basis of the Prime Rate and for Eurocurrency Loans denominated in British pounds sterling, the interest thereon shall be calculated on the basis of a

365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the relevant Borrower and the relevant Lenders of each determination of a Eurocurrency Rate. Any change in the interest rate on a Loan resulting from a change in the ABR or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the relevant Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.

     (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrowers and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of a Borrower, deliver to such Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.13(a).

     2.14   Inability to Determine Interest Rate. If prior to the first day of
            ------------------------------------
any Interest Period the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the relevant Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurocurrency Rate for such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the relevant Borrower and the relevant Lenders as soon as practicable thereafter. If such notice is given (w) any Eurocurrency Loans in Dollars under the Facility requested to be made on the first day of such Interest Period shall be made as ABR Loans and any Eurocurrency Loans in an Optional Currency so requested to be made shall not be made, (x) any Loans in Dollars under the Facility that were to have been converted on the first day of such Interest Period to Eurocurrency Loans shall be continued as ABR Loans, (y) any outstanding Eurocurrency Loans in Dollars under the Facility shall be converted, on the last day of the then-current Interest Period, to ABR Loans and
(z) any outstanding Eurocurrency Loans in an Optional Currency shall be prepaid on the last day of the then-current Interest Period. Until such notice has been withdrawn by the Administrative Agent, no further Eurocurrency Loans under the Facility shall be made or continued as such, nor shall such Borrower have the right to convert Loans under the Facility to Eurocurrency Loans.


     2.15   Pro Rata Treatment and Payments. (a) Each borrowing by a Borrower
            -------------------------------
from the Lenders hereunder, each payment by a Borrower on account of any facility fee and any reduction of the Revolving Commitments of the Lenders shall be made pro rata according to the respective Revolving Percentages of the relevant Revolving Lenders.

     (b) Each payment (including each prepayment) by a Borrower on account of principal of and interest on the Revolving Loans shall be made pro rata
                                                               --- ----
according to the respective outstanding principal amounts of the Revolving Loans then held by the Revolving Lenders.

     (c) All payments (including prepayments) to be made by a Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Funding Office, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurocurrency Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurocurrency Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

     (d) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to a Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon, at a rate equal to the greater of (i) the Federal Funds Rate and (ii) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days after such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans under the Facility, on demand, from a Borrower.

     (e) Unless the Administrative Agent shall have been notified in writing by a Borrower prior to the date of any payment due to be made by such Borrower hereunder that such Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that such Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the
--- ----
Administrative Agent by such Borrower within three Business Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrowers.

     2.16   Requirements of Law. (a) If the adoption of or any change in any
            -------------------
Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

          (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any Application or any Eurocurrency Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 2.17 and changes in the rate of tax on the overall net income of such Lender);

          (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Eurocurrency Rate; or

          (iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount that such Lender reasonably deems to be material, of making, converting into, continuing or maintaining Eurocurrency Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the relevant Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this paragraph, it shall promptly notify such Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

     (b) If any Lender shall have reasonably determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the relevant Borrower (with a copy to the Administrative Agent) of a written request therefor, such Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction.

     (c) A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender to a Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. Notwithstanding anything to the contrary in this Section, a Borrower shall not be required to compensate a Lender pursuant to this Section for any amounts incurred more than nine months prior to the date that such Lender notifies such Borrower of such Lender's intention to claim compensation therefor; provided that, if the
                                                   --------
circumstances giving rise to such claim have a retroactive effect, then such nine-month period shall be extended to include the period of such retroactive effect. The obligations of such Borrower pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

     2.17   Taxes. (a) All payments made by a Borrower under this Agreement
            -----
shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") or Other Taxes are required to be withheld from any
  ------------------
amounts payable to the Administrative Agent or any Lender hereunder, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that a Borrower shall not be required to increase
           --------  -------
any such amounts payable to any Lender with respect to any Non-Excluded Taxes
(i) that are attributable to such Lender's failure to comply with the requirements of paragraph (d) or (e) of this Section or (ii) that are Non-Excluded Taxes imposed on amounts payable to such Lender as of the Closing Date or, if applicable, at such other time as such Lender becomes a party to this Agreement, except to the extent that such Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from such Borrower with respect to such Non-Excluded Taxes pursuant to this paragraph.

     (b) In addition, Borrowers shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

     (c) Whenever any Non-Excluded Taxes or Other Taxes are payable by a Borrower, as promptly as possible thereafter such Borrower shall send to the Administrative Agent for its own account or for the account of the relevant Lender, as the case may be, a certified copy of an original official receipt received by such Borrower showing payment thereof. If such Borrower fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, such Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure.

     (d) Each Lender (or Transferee) that is not a "U.S. Person" as defined in
Section 7701(a)(30) of the Code (a "Non-U.S. Lender") shall deliver to each
                                    ---------------
Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a statement substantially in the form of Exhibit F and a Form W-8BEN, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by any Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify each Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrowers (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver.

     (e) A Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which Solutions is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to Solutions (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by Solutions, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided that such Lender is
                                               --------
legally entitled to complete, execute and deliver such documentation and in such Lender's judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.

     (f) If the Administrative Agent or any Lender determines, in its sole discretion, that it has received a refund of any Non-Excluded Taxes or Other Taxes as to which it has been indemnified by a Borrower or with respect to which such Borrower has paid additional amounts pursuant to this Section 2.17, it shall pay over such refund to such Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section
2.17 with respect to the Non-Excluded Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental

Authority with respect to such refund); provided, that such Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrowers or any other Person.

     (g) The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

     2.18   Indemnity. Aeroflex agrees to indemnify each Lender for, and to hold
            ---------
each Lender harmless from, any loss or expense (in each case as reasonably determined by such Lender) that such Lender may sustain or incur as a consequence of (a) default by a Borrower in making a borrowing of, conversion into or continuation of Eurocurrency Loans after such Borrower has given a notice requesting the same in accordance with the provisions of this Agreement,
(b) default by a Borrower in making any prepayment of or conversion from Eurocurrency Loans after such Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurocurrency Loans on a day that is not the last day of an Interest Period with respect thereto (including as a result of an Event of Default). Without limiting the generality of the foregoing, such indemnification shall include the costs and expenses of each Lender that are attributable to the premature unwinding of any hedging agreement entered into by such Lender in respect of the foreign currency exposure attributable to such actual or proposed Eurocurrency Loan. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurocurrency market. A certificate as to any amounts payable pursuant to this Section submitted to Aeroflex by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

     2.19   Change of Lending Office. Each Lender agrees that, upon the
            ------------------------
occurrence of any event giving rise to the operation of Section 2.16 or 2.17(a) with respect to such Lender, it will, if requested by Aeroflex, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made
                                         --------
on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of
--------  -------
the obligations of the Borrowers or the rights of any Lender pursuant to Section
2.16 or 2.17(a).

     2.20   Replacement of Lenders. Aeroflex shall be permitted to replace any
            ----------------------
Lender that (a) requests reimbursement for amounts owing pursuant to Section
2.16 or 2.17(a) or (b) defaults in its obligation to make Loans hereunder, with a replacement financial institution; provided that (i) such replacement does not
                                     --------
conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) prior to any such replacement, such Lender shall have taken no action under Section 2.19 so as to eliminate the continued need for payment of amounts owing pursuant to
Section 2.16 or 2.17(a), (iv) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (v) the relevant Borrower shall be liable to such replaced Lender under Section 2.18 if any Eurocurrency Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (vi) the replacement financial institution shall be reasonably satisfactory to the Administrative Agent, (vii) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section
10.6 (provided that such Borrower shall be obligated to pay the registration and processing fee referred to therein), (viii) until such time as such replacement shall be consummated, such Borrower shall pay all additional amounts (if any) required pursuant to Section 2.16 or 2.17(a), as the case may be, and (ix) any such replacement shall not be deemed to be a waiver of any rights that the Borrowers, the Administrative Agent or any other Lender shall have against the replaced Lender.

                          SECTION 3. LETTERS OF CREDIT


     3.1   L/C Commitment. (a) Subject to the terms and conditions hereof, the
           --------------
Issuing Lender, in reliance on the agreements of the other Revolving Lenders set forth in Section 3.4(a), agrees to issue letters of credit ("Letters of Credit")
                                                             -----------------
for the account of any Borrower on any Business Day during the Revolving Commitment Period in such form as may be approved from time to time by the Issuing Lender; provided that the Issuing Lender shall have no obligation to
                --------
issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment or (ii) the aggregate amount of the Available Revolving Commitments would be less than zero. Each Letter of Credit shall (i) be denominated in Dollars or an Optional Currency and (ii) expire no later than the earlier of (x) the second anniversary of its date of issuance and
(y) the date that is five Business Days prior to the Revolving Termination Date, provided that, as reasonably acceptable to the Administrative Agent, any Letter
--------
of Credit with a one-year or longer term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (y) above). All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

     (b) The Issuing Lender shall not at any time be obligated to issue any Letter of Credit if such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

     3.2   Procedure for Issuance of Letter of Credit. A Borrower may from time
           ------------------------------------------
to time request that the Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender at its address for notices specified herein an Application therefor, completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may request. Upon receipt of any Application, the Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by the Issuing Lender and such Borrower. The Issuing Lender shall furnish a copy of such Letter of Credit to such Borrower promptly following the issuance thereof. The Issuing Lender shall promptly furnish to the Administrative Agent, which shall in turn promptly furnish to the Lenders, notice of the issuance of each Letter of Credit (including the amount thereof).

     3.3   Fees and Other Charges. (a) The relevant Borrower shall pay a fee on
           ----------------------
all outstanding Letters of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to Eurocurrency Loans under the Facility on the face amount of each such Letter of Credit. Such fee shall be shared ratably among the Revolving Lenders and shall be payable quarterly in arrears on each Fee Payment Date after the issuance date. In addition, such Borrower shall pay to the Issuing Lender for its own account a fronting fee equal to 0.25% per annum on the undrawn and unexpired amount of each Letter of Credit, payable quarterly in arrears on each Fee Payment Date after the issuance date.

     (b) In addition to the foregoing fees, such Borrower shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.

     3.4   L/C Participations. (a) The Issuing Lender irrevocably agrees to
           ------------------
grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions set forth below, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Revolving Percentage in the Issuing Lender's obligations and rights under and in respect of each Letter of Credit and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the relevant Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Lender upon demand at the Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's Revolving Percentage of the amount of such draft, or any part thereof, that is not so reimbursed. Each L/C Participant's obligation to pay such amount shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such L/C Participant may have against the Issuing Lender, such Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 5, (iii) any adverse change in the condition (financial or otherwise) of such Borrower, (iv) any breach of this Agreement or any other Loan Document by such Borrower, any other Loan Party or any other L/C Participant or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing

     (b) If any amount required to be paid by any L/C Participant to the Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit is paid to the Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to the Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Rate (or, in the case of any such amount in an Optional Currency, the daily average rate for the settlement of obligations between banks in such currency as determined by the Administrative Agent) during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to Section 3.4(a) is not made available to the Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, the Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to ABR Loans under the Facility (or, in the case of any such amount in an Optional Currency, the overnight Eurocurrency Rate for such Optional Currency plus the Applicable Margin for Eurocurrency Loans). A certificate of the Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

     (c) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with Section 3.4(a), the Issuing Lender receives any payment related to such Letter of Credit (whether directly from the relevant Borrower or otherwise, including proceeds of collateral applied thereto by the Issuing Lender), or any payment of interest on account thereof, the Issuing Lender will distribute to such L/C Participant its pro rata share thereof; provided, however, that in the event that any such payment
               --------  -------
received by the Issuing Lender shall be required to be returned by the Issuing Lender, such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.


     3.5   Reimbursement Obligation of the Borrowers. If any draft is paid under
           -----------------------------------------
any Letter of Credit, the relevant Borrower shall reimburse the Issuing Lender for the amount of (a) the draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by the Issuing Lender in connection with such payment, not later than 12:00 Noon, New York City time, on (i) the Business Day that such Borrower receives notice of such draft, if such notice is received on such day prior to 10:00 A.M., New York City time, or (ii) if clause (i) above does not apply, the Business Day immediately following the day that such Borrower receives such notice. Each such payment shall be made to the Issuing Lender at its address for notices referred to herein in Dollars or in the relevant Optional Currency and in immediately available funds. Interest shall be payable on any such amounts from the date on which the relevant draft is paid until payment in full at the rate set forth in (x) until the Business Day next succeeding the date of the relevant notice, Section 2.12(b) and (y) thereafter,
Section 2.12(c).

     3.6   Obligations Absolute. The relevant Borrower's obligations under this
           --------------------
Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that such Borrower may have or have had against the Issuing Lender, any beneficiary of a Letter of Credit or any other Person. The Borrowers also agree with the Issuing Lender that the Issuing Lender shall not be responsible for, and such Borrower's Reimbursement Obligations under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among such Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of such Borrower against any beneficiary of such Letter of Credit or any such transferee. The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Issuing Lender. The Borrowers agree that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct, shall be binding on such Borrower and shall not result in any liability of the Issuing Lender to such Borrower.

     3.7   Letter of Credit Payments. If any draft shall be presented for
           -------------------------
payment under any Letter of Credit, the Issuing Lender shall promptly notify the relevant Borrower of the date and amount thereof. The responsibility of the Issuing Lender to such Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit.

     3.8   Applications. To the extent that any provision of any Application
           ------------
related to any Letter of Credit is inconsistent with the provisions of this
Section 3, the provisions of this Section 3 shall apply.

                   SECTION 4. REPRESENTATIONS AND WARRANTIES


     To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, Aeroflex hereby represents and warrants to the Administrative Agent and each Lender that:

     4.1   Financial Condition. The audited consolidated balance sheets of
           -------------------
Aeroflex as at June 30, 2004 and June 30, 2005, and the related consolidated statements of operations and of cash flows for each of the years in the two year period ended June 30, 2005, reported on by and accompanied by an unqualified report from KPMG LLP, present fairly in all material respects the consolidated financial condition of Aeroflex as at such dates, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended. The unaudited consolidated balance sheet of Aeroflex as at December 31, 2005, and the related unaudited consolidated statements of income for the six-month and three-month periods then ended and cash flows for the six-month period then ended, present fairly in all material respects the consolidated financial condition of Aeroflex as at such date, and the consolidated results of its operations and its consolidated cash flows for such periods (subject to normal recurring year-end adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as disclosed therein). As of the Closing Date, except as incurred in the ordinary course of business or as are not material, no Group Member has any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected or disclosed in the financial statements referred to in this paragraph. During the period from June 30, 2005 to and including the date hereof there has been no Disposition by any Group Member of any material part of its business or property.

     4.2   No Change. Since June 30, 2005, there has been no development or
           ---------
event that has had or could reasonably be expected to have a Material Adverse Effect.

     4.3   Existence; Compliance with Law. Each Group Member (other than each
           ------------------------------
Immaterial Subsidiary) (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation or other organization and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (d) except as set forth on Schedule 4.3, is in compliance with all Requirements of Law except, as to clauses (c) and (d), to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a material adverse effect on the business, property, operations, condition (financial or otherwise) or prospects of Aeroflex and its Subsidiaries taken as a whole or, as to clause (d) to the extent the failure to comply therewith could not, in the aggregate, reasonably be expected to have a material adverse effect on the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

     4.4   Power; Authorization; Enforceable Obligations. Each Loan Party has
           ---------------------------------------------
the power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrowers, to obtain extensions of credit hereunder. Each Loan Party has taken all necessary organizational action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrowers, to authorize the extensions of credit on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the extensions of credit hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents, except consents, authorizations, filings and notices described in Schedule 4.4, which consents, authorizations, filings and notices have been obtained or made and are in full force and effect. Each Loan Document has been duly executed and delivered on behalf of each Loan Party party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

     4.5   No Legal Bar. The execution, delivery and performance of this
           ------------
Agreement and the other Loan Documents, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any Contractual Obligation of any Group Member and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation. No Requirement of Law or Contractual Obligation applicable to the Borrowers or any of their Subsidiaries could reasonably be expected to have a material adverse effect on (x) the business, property, operations, condition (financial or otherwise) or prospects of Aeroflex and its Subsidiaries taken as a whole or (y) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

     4.6   Litigation. Except as disclosed on Schedule 4.6, no litigation,
           ----------
investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of Aeroflex, threatened by or against any Group Member or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) that could reasonably be expected to have a Material Adverse Effect.

     4.7   No Default. No Group Member is in default under or with respect to
           ----------
any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect.

     4.8   Ownership of Property; Liens. Except as disclosed on Schedule 4.8,
           ----------------------------
each Group Member has title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property, and none of such property is subject to any Lien except as permitted by Section 7.3.

     4.9   Intellectual Property. To the knowledge of Aeroflex, each Group
           ---------------------
Member owns, or is licensed to use, all Intellectual Property material and necessary for the conduct of its business as currently conducted. No material claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property. Except as set forth on Schedule 4.9, to the knowledge of Aeroflex, the use of Intellectual Property by each Group Member does not infringe on the rights of any Person in any material respect.

     4.10   Taxes. Each Group Member has filed or caused to be filed all
            -----
Federal, state and other material tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the relevant

Group Member); no tax Lien has been filed, and, to the knowledge of Aeroflex, no claim is being asserted, with respect to any such tax, fee or other charge.

     4.11   Federal Regulations. No part of the proceeds of any Loans, and no
            -------------------
other extensions of credit hereunder, will be used (a) for "buying" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect for any purpose that violates the provisions of the Regulations of the Board or
(b) for any purpose that violates the provisions of the Regulations of the Board.

     4.12   Labor Matters. Except as, in the aggregate, could not reasonably be
            -------------
expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against any Group Member pending or, to the knowledge of Aeroflex, threatened; (b) hours worked by and payment made to employees of each Group Member have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters; and (c) all payments due from any Group Member on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the relevant Group Member.

     4.13   ERISA. Except as disclosed on Schedule 4.13, neither a Reportable
            -----
Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code; provided, however, that the provisions of this sentence shall be to the best of Aeroflex' knowledge with respect to any Multiemployer Plan administered by a Person other than any Borrower or ERISA Affiliate. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount. Except to the extent that the same has not had or could not reasonably be expected to have a Material Adverse Effect, neither Aeroflex nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to result in a liability under ERISA, and neither Aeroflex nor any Commonly Controlled Entity would become subject to any liability under ERISA if Aeroflex or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent.

     4.14   Investment Company Act; Other Regulations. No Loan Party is an
            -----------------------------------------
"investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board) that limits its ability to incur Indebtedness.

     4.15   Subsidiaries. Except as disclosed to the Administrative Agent by
            ------------
Aeroflex in writing from time to time after the Closing Date, (a) Schedule 4.15 sets forth the name and jurisdiction of incorporation of each Subsidiary and, as to each such Subsidiary, the percentage of each class of Capital Stock owned by any Loan Party and (b) there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees, consultants or directors and directors' qualifying shares) of any nature relating to any Capital Stock of the Borrowers or any Subsidiary, except as created by the Loan Documents.

     4.16   Use of Proceeds. The proceeds of the Loans shall be used to finance
            ---------------
acquisitions, to finance the working capital needs and general corporate purposes of the Borrowers and their Subsidiaries (including repatriation associated with The American Jobs Creation Act), and to pay related fees and expenses.

     4.17   Environmental Matters. Except as disclosed on Schedule 4.17 or as
            ---------------------
otherwise, in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

     (a) the facilities and properties owned, leased or operated by any Group Member (the "Properties") do not contain any Materials of Environmental Concern in amounts or concentrations or under circumstances that constitute a violation of, or could reasonably be expected to give rise to liability under, any Environmental Law;

     (b) no Group Member has received or, to the knowledge of Aeroflex, will receive any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the business operated by any Group Member (the "Business"), nor does Aeroflex have knowledge of any circumstances, conditions or events that could reasonably be expected to result in any such notice being received or threatened;

     (c) Materials of Environmental Concern have not been transported or disposed of by or on behalf of any Group Member from the Properties in violation of, or in a manner or to a location that could reasonably be expected to give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of by or on behalf of any Group Member at, on or under any of the Properties in violation of, or in a manner that could reasonably be expected to give rise to liability under, any applicable Environmental Law;

     (d) no judicial proceeding or governmental or administrative action is pending or, to the knowledge of Aeroflex, threatened, under any Environmental Law to which any Group Member is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business;

     (e) there has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of any Group Member in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could reasonably be expected to give rise to liability under Environmental Laws;

     (f) the Properties and all operations at the Properties are in compliance, and have, to the knowledge of Aeroflex, in the last five years been in compliance, with all applicable Environmental Laws, and there is no contamination at, under or about the Properties in violation of or in amounts that could reasonably be expected to give rise to liability under any Environmental Law with respect to the Properties or the Business;

     (g) no Group Member has assumed any liability of any other Person under Environmental Laws; and

     (h) the matters set forth on Schedule 4.17, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     4.18   Accuracy of Information, etc. No statement or information contained
            ----------------------------
in this Agreement, any other Loan Document, the Confidential Information Memorandum or any other document, certificate or statement furnished by or on behalf of any Loan Party to the Administrative Agent or the Lenders, or any of them, for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, contained as of the date such statement, information, document or certificate was so furnished (or, in the case of the Confidential Information Memorandum, as of the date of this Agreement), any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein not misleading.


                        SECTION 5. CONDITIONS PRECEDENT


     5.1   Conditions to Initial Extension of Credit. The agreement of each
           -----------------------------------------
Lender to make the initial extension of credit requested to be made by it is subject to the satisfaction, prior to or concurrently with the making of such extension of credit on the Closing Date, of the following conditions precedent:

               (a) Credit Agreement; Guarantee Agreement. The Administrative
                   -------------------------------------
          Agent shall have received (i) this Agreement, executed and delivered by the Administrative Agent, each Borrower and each Person listed on
          Schedule 1.1(b) and (ii) the Guarantee Agreement, executed and delivered by each Borrower and each Guarantor.

               (b) Termination of All Revolving Commitments Under the Existing
                   -----------------------------------------------------------
          Credit Facility. The Administrative Agent shall have received
          ---------------
          satisfactory evidence that all revolving commitments under the Existing Credit Facility shall have been terminated and all amounts payable under such revolving commitments shall have been paid in full and (ii) satisfactory arrangements shall have been made for the termination of all Liens granted in connection with such revolving commitments; provided that, the remainder of the Existing Credit
                       --------
          Facility and the Existing Mortgages shall not be terminated as of the Closing Date, but shall continue to remain in full force and effect with amendments thereto (terminating such revolving commitments) in form and substance satisfactory to the Administrative Agent.

               (c) Financial Statements. The Lenders shall have received (i)
                   --------------------
          audited consolidated financial statements and unaudited interim financial statements of Aeroflex referred to in Section 4.1 of this Agreement and (ii) all other financial statements for completed or pending acquisitions that may be required under Regulation S-X of the Securities Act of 1933, as amended ("Regulation S-X"). The foregoing
                                               --------------
          financial statements shall not reflect any material adverse change in the consolidated financial condition of Aeroflex and its Subsidiaries from what was reflected in the financial statements or projections previously furnished to the Lenders.

               (d) Projections. The Lenders shall have received satisfactory
                   -----------
          projections through 2010.

               (e) Approvals. All governmental and third party approvals
                   ---------
          necessary in connection with the continuing operations of the Group Members and the transactions contemplated hereby (including shareholder approvals, if any) shall have been obtained on satisfactory terms and shall be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose adverse conditions on the Facility.

               (f) Fees. The Lenders and the Administrative Agent shall have
                   ----
          received all fees required to be paid, and all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel), on or before the Closing Date. All such amounts will be paid by Aeroflex by wire transfer on the Closing Date.

          (g) Closing Certificate; Certified Certificate of Incorporation; Good
              -----------------------------------------------------------------
     Standing Certificates. The Administrative Agent shall have received (i) a
     ---------------------
     certificate of each Loan Party, dated the Closing Date, substantially in the form of Exhibit C, with appropriate insertions and attachments, including the certificate of incorporation of each Loan Party that is a corporation certified by the relevant authority of the jurisdiction of organization of such Loan Party, and (ii) a long form good standing certificate for each Loan Party from its jurisdiction of organization.

          (h) Legal Opinions. The Administrative Agent shall have received the
              --------------
     legal opinion of Kramer, Coleman, Wactlar & Lieberman, PC, counsel to the Borrowers and their Subsidiaries, substantially in the form of Exhibit E.

     Such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

     5.2   Conditions to Each Extension of Credit. The agreement of each Lender
           --------------------------------------
to make any extension of credit requested to be made by it on any date (including its initial extension of credit) is subject to the satisfaction of the following conditions precedent:

          (a) Representations and Warranties. Each of the representations and
              ------------------------------
     warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct on and as of such date as if made on and as of such date.

          (b) No Default. No Default or Event of Default shall have occurred and
              ----------
     be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

Each borrowing by and issuance of a Letter of Credit on behalf of a Borrower hereunder shall constitute a representation and warranty by Aeroflex as of the date of such extension of credit that the conditions contained in this Section
5.2 have been satisfied.

                        SECTION 6. AFFIRMATIVE COVENANTS

     Aeroflex hereby agrees that, so long as the Revolving Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, Aeroflex shall and shall cause each of its Subsidiaries to:

     6.1   Financial Statements. Furnish to the Administrative Agent and each
           --------------------
Lender:

          (a) as soon as available, but in any event within 85 days after the end of each fiscal year of Aeroflex, a copy of the audited consolidated balance sheet of Aeroflex and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by KPMG LLP or other independent certified public accountants of nationally recognized standing; and

          (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of Aeroflex, the unaudited consolidated balance sheet of Aeroflex and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income for such quarter and the portion of the fiscal year through the end of such quarter and statements of cash flow for the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal recurring year-end adjustments).

All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently (except as disclosed in reasonable detail therein) throughout the periods reflected therein and with prior periods. Any financial statement or report required to be delivered pursuant to Sections 6.1(a) or (b) or 6.2(b) or (c) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered (x) on the date on which Aeroflex posts such documents, or provides a link thereto on its website on the Internet at www.aeroflex.com; or (y) on the date on which such documents are
            ----------------
posted on behalf of Aeroflex on the Intralinks website on the Internet at www.intralinks.com; provided that (i) the Borrower shall notify the
------------------  --------
Administrative Agent of the posting of any such documents and (ii) upon the request of the Administrative Agent, Aeroflex shall deliver paper copies of such documents to the Administrative Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by the Administrative Agent.

          6.2   Certificates; Other Information. Furnish to the Administrative
                -------------------------------
Agent and each Lender (or, in the case of clause (d), to the relevant Lender):

          (a) concurrently with the delivery of any financial statements pursuant to Section 6.1, (i) a certificate of a Responsible Officer stating that, to the best of each such Responsible Officer's knowledge, each Loan Party during such period has observed or performed all of its covenants and other agreements, and satisfied every condition contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) in the case of quarterly or annual financial statements, a Compliance Certificate containing all information and calculations necessary for determining compliance by each Group Member with the provisions of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of Aeroflex, as the case may be;

          (b) within 45 days after the end of each of the first three fiscal quarters of Aeroflex, a narrative discussion and analysis of the financial condition and results of operations of the Borrowers and their Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter as compared to the comparable periods of the previous year;

          (c) within five business days after the same are sent, copies of all financial statements that Aeroflex sends to the holders of any class of its debt securities or public equity securities and, within five days after the same are filed, copies of all financial statements that Aeroflex may make to, or file with, the SEC; and

          (d) as soon as reasonably practicable, such additional financial and other information as any Lender may from time to time reasonably request.

     6.3   Payment of Obligations. Pay, discharge or otherwise satisfy at or
           ----------------------
before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the relevant Group Member.

     6.4   Maintenance of Existence; Compliance. (a)(i) Preserve, renew and keep
           ------------------------------------
in full force and effect its organizational existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary in the normal conduct of its business, except, in each case, as otherwise permitted by Section 7.4 and except, in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

     6.5   Maintenance of Property; Insurance. (a) Keep all property material
           ----------------------------------
and necessary in its business in good working order and condition, ordinary wear and tear excepted and (b) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business.

     6.6   Books and Records. Keep proper books of records and account in which
           -----------------
full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities.

     6.7   Notices. As soon as reasonably practicable give notice to the
           -------
Administrative Agent and each Lender of:

     (a)  the occurrence of any Default or Event of Default;

     (b) any (i) default or event of default under any Contractual Obligation of any Group Member or (ii) litigation, investigation or proceeding that may exist at any time between any Group Member and any Governmental Authority, that in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

     (c) any litigation or proceeding affecting any Group Member (i) in which the amount involved is $5,000,000 or more and not covered by insurance, (ii) in which injunctive or similar relief is sought which could reasonably be expected to have a Material Adverse Effect or
          (iii) which involves or affects any Loan Document;

     (d) the following events, as soon as possible and in any event within 30 days after Aeroflex knows or has reason to know thereof: (i) the occurrence of any material Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or Aeroflex or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan; and

     (e) any development or event that has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section 6.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the relevant Group Member proposes to take with respect thereto.

     6.8   Environmental Laws. (a) Comply in all material respects with, and
           ------------------
ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws.

     (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required by any Governmental Authority and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws.

     6.9   Margin Regulations. If requested by any Lender or the Administrative
           ------------------
Agent, furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U.


                         SECTION 7. NEGATIVE COVENANTS


     Aeroflex hereby agrees that, so long as the Revolving Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, Aeroflex shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

     7.1   Financial Condition Covenants.
           -----------------------------

     (a) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as
         ---------------------------
at the last day of any period of four consecutive fiscal quarters of Aeroflex (or, if less, the number of full fiscal quarters subsequent to the Closing Date) to exceed 2.75 to 1.00.

     (b) Consolidated Interest Coverage Ratio. Permit the Consolidated Interest
         ------------------------------------
Coverage Ratio for any period of four consecutive fiscal quarters of Aeroflex (or, if less, the number of full fiscal quarters subsequent to the Closing Date) to be less than 3.00 to 1.00.

     7.2   Indebtedness. Create, issue, incur, assume, become liable in respect
           ------------
of or suffer to exist any Indebtedness, except:

          (a) Indebtedness of any Loan Party pursuant to any Loan Document;

          (b) Indebtedness of one Borrower to another Borrower, and of a Borrower to any Subsidiary, and of any Wholly Owned Subsidiary Guarantor to a Borrower or any other Subsidiary;

          (c) Guarantee Obligations incurred in the ordinary course of business by a Borrower or any of its Subsidiaries of obligations of a Borrower or any Wholly Owned Subsidiary Guarantor;

          (d) Indebtedness outstanding on the date hereof and listed on Schedule 7.2(d) and any refinancings, refundings, renewals or extensions thereof (without increasing, or shortening the maturity of, the principal amount thereof or, in the case of the Mortgage Loans (as defined in the Existing Credit Facility), without increasing, or shortening the maturity of, the original principal amount thereof);

          (e) Indebtedness (including, without limitation, Capital Lease Obligations) secured by Liens permitted by Section 7.3(g) in an aggregate principal amount not to exceed $15,000,000 at any one time outstanding;

          (f) Guarantee Obligations of any Guarantor in respect of such Indebtedness;

          (g) Indebtedness arising out of earn-out obligations to the former shareholders of Racal Instruments Wireless Solutions Limited in an aggregate amount not to exceed $16,500,000 and Aeroflex Cambridge, Ltd. in an aggregate amount not to exceed (pound)2,100,000; and

          (h) additional Indebtedness of Aeroflex or any of its Subsidiaries in an aggregate principal amount (for Aeroflex and all its Subsidiaries) not to exceed $15,000,000 at any one time outstanding.

     7.3   Liens. Create, incur, assume or suffer to exist any Lien upon any of
           -----
its property, whether now owned or hereafter acquired, except:

          (a) Liens for taxes not yet due or that are being contested in good faith by appropriate proceedings, provided that adequate reserves with
                                       --------
     respect thereto are maintained on the books of the Borrowers or their Subsidiaries, as the case may be, in conformity with GAAP;

          (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings;

          (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

          (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, are not substantial in amount and that do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of a Borrower or any of its Subsidiaries;

          (f) Liens in existence on the date hereof listed on Schedule 7.3(f), securing Indebtedness permitted by Section 7.2(d), provided that no such
                                                        --------
     Lien is spread to cover any additional property after the Closing Date and that the amount of Indebtedness secured thereby is not increased (or, in the case of the Existing Mortgages, the original amount of the Mortgage Loans (as defined in the Existing Credit Facility) secured thereby is not increased);

          (g) Liens securing Indebtedness of Aeroflex or any Subsidiary incurred pursuant to Section 7.2(e) to finance the acquisition of fixed or capital assets, provided that (i) such Liens shall be created substantially
             --------
     simultaneously with the acquisition of such fixed or capital assets,

     (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (iii) the amount of Indebtedness secured thereby is not increased;

          (h) any interest or title of a lessor under any lease entered into by Aeroflex or any Subsidiary in the ordinary course of its business and covering only the assets so leased;

          (i) Liens granted in connection with sale and leaseback transactions so long as neither (i) the aggregate outstanding principal amount of the obligations secured thereby nor (ii) the aggregate fair market value (determined as of the date such Lien is incurred) of the assets subject thereto exceeds an aggregate amount of $10,000,000; and

          (j) Liens not otherwise permitted by this Section so long as neither
     (i) the aggregate outstanding principal amount of the obligations secured thereby nor (ii) the aggregate fair market value (determined as of the date any such Lien is incurred) of the assets subject thereto exceeds (as to Aeroflex and all its Subsidiaries) $5,000,000 at any one time.

     7.4   Fundamental Changes. Enter into any merger, consolidation or
           -------------------
amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its property or business, except that:

          (a) any Subsidiary of Aeroflex may be merged or consolidated with or into Aeroflex or Solutions (provided that such Borrower shall be the
                                 --------
     continuing or surviving corporation) or with or into any Wholly Owned Subsidiary Guarantor (provided that the Wholly Owned Subsidiary Guarantor
                           --------
     shall be the continuing or surviving corporation);

          (b) any Subsidiary of Aeroflex may Dispose of any or all of its assets
     (i) to a Borrower or any Wholly Owned Subsidiary Guarantor (upon voluntary liquidation or otherwise), (ii) pursuant to a Disposition permitted by
     Section 7.5 or (iii) in the case of any Subsidiary that is not a Wholly Owned Subsidiary Guarantor, to any other Subsidiary; and

          (c) any Investment expressly permitted by Section 7.7 may be structured as a merger, consolidation or amalgamation.

     7.5   Disposition of Property. Dispose of any of its property, whether now
           -----------------------
owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person, except:

          (a) the Disposition of obsolete or worn out property in the ordinary course of business;

          (b) the sale of inventory in the ordinary course of business;

          (c) Dispositions permitted by clause (i) of Section 7.4(b);

          (d) the sale or issuance of any Subsidiary's Capital Stock to any Borrower or any Wholly Owned Subsidiary Guarantor;

          (e) sale and leaseback transactions in an aggregate amount not to exceed $10,000,000; and

          (f) the Disposition of other property having a fair market value in the aggregate for any fiscal year of Aeroflex not to exceed 5% of the consolidated tangible assets of Aeroflex and its Subsidiaries as at the end of the immediately preceding fiscal year of Aeroflex.

     7.6   Restricted Payments. Declare or pay any dividend (other than
           -------------------
dividends payable solely in common stock of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of any Group Member, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of any Group Member (collectively, "Restricted Payments"), except that:

          (a) any Subsidiary may make Restricted Payments to Aeroflex, any other Subsidiary of Aeroflex or, if applicable, any minority shareholder of such Subsidiary (in accordance with the percentage of the Capital Stock of such Subsidiary owned by such minority shareholder);

          (b) Aeroflex may declare and pay dividends with respect to its Capital Stock payable solely in additional shares of its Capital Stock; and

          (c) Aeroflex may make Restricted Payments so long as, at the time of such Restricted Payment and immediately after giving effect thereto, no Default shall have occurred and be continuing and the aggregate amount of such Restricted Payments in respect of any four consecutive fiscal quarters of Aeroflex do not exceed the greater of (i) 40% of Consolidated Net Income for such period and (ii) $10,000,000.

     7.7   Investments. Make any advance, loan, extension of credit (by way of
           -----------
guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting a business unit of, or make any other investment in, any Person (all of the foregoing, "Investments"), except:
                        -----------

          (a) extensions of trade credit in the ordinary course of business;

          (b) investments in Cash Equivalents;

          (c) Guarantee Obligations permitted by Section 7.2;

          (d) loans and advances to employees of any Group Member in the ordinary course of business (including for travel, entertainment and relocation expenses) in an aggregate amount for all Group Members not to exceed $1,000,000 at any one time outstanding;

          (e) intercompany Investments (i) by any Group Member in Aeroflex or Solutions or any Person that, prior to such investment, is a Wholly Owned Subsidiary Guarantor and (ii) by any Subsidiary that is not a Wholly Owned Subsidiary Guarantor in any Person that, prior to such Investment, is a Subsidiary;

          (f) in addition to Investments otherwise expressly permitted by this Section, Investments by the Borrowers or any of their Subsidiaries in an aggregate amount (valued at cost) not to exceed $5,000,000 during the term of this Agreement; and

          (g) a Permitted Acquisition by any Group Member so long as either (x) the aggregate cash and non-cash consideration (including the concurrent repayment or assumption of any Indebtedness) paid in respect of such Permitted Acquisition does not exceed $10,000,000, or

     (y) the Group Members shall be in compliance, on a pro forma basis after giving effect to such acquisition or formation, with the covenants contained in Section 7.1 recomputed as at the last day of the most recently ended fiscal quarter of Aeroflex as if, for the purposes of calculating Consolidated Total Debt, Consolidated Net Income and Consolidated EBITDA, such acquisition and related financings or other transactions had occurred on the first day of the period for testing such compliance and the Consolidated Leverage Ratio for the period of the four consecutive fiscal quarters of Aeroflex most recently ended prior to such Permitted Acquisition does not exceed 2.50 to 1.00.

     7.8   Transactions with Affiliates. Enter into any transaction, including
           ----------------------------
any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than Aeroflex, Solutions or any Subsidiary) unless such transaction is
(a) otherwise permitted under this Agreement, (b) in the ordinary course of business of the relevant Group Member, and (c) upon fair and reasonable terms no less favorable to the relevant Group Member than it would obtain in a comparable arm's length transaction with a Person that is not an Affiliate.

     7.9   Swap Agreements. Enter into any Swap Agreement, except (a) Swap
           ---------------
Agreements entered into to hedge or mitigate risks to which Aeroflex or any Subsidiary has actual exposure (other than those in respect of Capital Stock) and (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of Aeroflex or any Subsidiary.

     7.10   Changes in Fiscal Periods. Permit the fiscal year of any Borrower to
            -------------------------
end on a day other than June 30 or change a Borrower's method of determining fiscal quarters (except for a single occurrence of change permitted only once hereafter).

     7.11   Negative Pledge Clauses. Enter into or suffer to exist or become
            -----------------------
effective any agreement that prohibits or limits the ability of any Group Member to create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, other than (a) this Agreement and the other Loan Documents and (b) any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby).

     7.12   Clauses Restricting Subsidiary Distributions. Enter into or suffer
            --------------------------------------------
to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary of Aeroflex to (a) make Restricted Payments in respect of any Capital Stock of such Subsidiary held by, or pay any Indebtedness owed to, Aeroflex or any other Subsidiary of Aeroflex, (b) make loans or advances to, or other Investments in, Aeroflex or any other Subsidiary of Aeroflex or (c) transfer any of its assets to Aeroflex or any other Subsidiary of Aeroflex, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents and (ii) any restrictions with respect to a Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Subsidiary.

     7.13   Lines of Business. Enter into any business, either directly or
            -----------------
through any Subsidiary, except for those businesses in which a Borrower and its Subsidiaries are engaged on the date of this Agreement or that are reasonably related thereto.

     7.14   Modifications of Certain Documents. Consent to any modification,
            ----------------------------------
supplement or waiver of any of the provisions of the charter, bylaws or other organizational documents of the

Borrowers or any of their respective Subsidiaries or any other agreement or instrument to which the Borrowers or any of their respective Subsidiaries is a party or is bound that could reasonably be expected to have a Material Adverse Effect.

                          SECTION 8. EVENTS OF DEFAULT

     If any of the following events shall occur and be continuing:

          (a) a Borrower shall fail to pay any principal of any Loan or Reimbursement Obligation when due in accordance with the terms hereof; or a Borrower shall fail to pay any interest on any Loan or Reimbursement Obligation, or any fees or other amount payable hereunder or under any other Loan Document, within five business days after any such interest or other amount becomes due in accordance with the terms hereof; or

          (b) any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or

          (c) any Loan Party shall default in the observance or performance of any agreement contained in clause (i) or (ii) of Section 6.4(a) (with respect to the Borrowers only), Section 6.7(a) or Section 7; or

          (d) any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days after notice to a Borrower from the Administrative Agent or the Required Lenders; or

          (e) any Group Member shall (i) default in making any payment of any principal of any Indebtedness (including any Guarantee Obligation, but excluding the Loans) on the due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under
                              --------
     which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided, that a default, event or condition
                                    --------
     described in clause (i), (ii) or (iii) of this paragraph (e)
     shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses
     (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $5,000,000; and provided further, that a
                                                    -------- -------
     default or condition described in clause (i), (ii) or (iii) of this paragraph (e) shall not constitute an Event of Default if such default or condition has been waived; or

          (f) (i) any Group Member shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Group Member shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Group Member any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed or undischarged for a period of 60 days; or (iii) there shall be commenced against any Group Member any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) any Group Member shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) any Group Member shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

          (g) (i) any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of any Group Member or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) any Group Member or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could, in the judgment of the Required Lenders, reasonably be expected to have a Material Adverse Effect; or

          (h) one or more judgments or decrees shall be entered against any Group Member involving in the aggregate a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $5,000,000 or more, and all such judgments or decrees shall not have been vacated, paid or discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

          (i) the guarantee contained in the Guarantee Agreement shall cease, for any reason, to be in full force and effect or any Loan Party or any Affiliate of any Loan Party shall so assert; or

          (j) a Change of Control shall occur;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to such Borrower, automatically the Revolving Commitments shall immediately terminate and the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to such Borrower declare the Revolving Commitments to be terminated forthwith, whereupon the Revolving Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to such Borrower, declare the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, such Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of such Borrower hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of such Borrower hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to such Borrower (or such other Person as may be lawfully entitled thereto). Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrowers.


                      SECTION 9. THE ADMINISTRATIVE AGENT

     9.1   Appointment. Each Lender hereby irrevocably designates and appoints
           -----------
the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

     9.2   Delegation of Duties. The Administrative Agent may execute any of its
           --------------------
duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

     9.3 Exculpatory Provisions. Neither the Administrative Agent nor any of its
         ----------------------
respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

     9.4   Reliance by Administrative Agent. The Administrative Agent shall be
           --------------------------------
entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrowers), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

     9.5   Notice of Default. The Administrative Agent shall not be deemed to
           -----------------
have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received notice from a Lender or a Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

     9.6   Non-Reliance on Administrative Agent and Other Lenders. Each Lender
           ------------------------------------------------------
expressly acknowledges that neither the Administrative Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

     9.7   Indemnification. The Lenders agree to indemnify the Administrative
           ---------------
Agent in its capacity as such (to the extent not reimbursed by Aeroflex and without limiting the obligation of Aeroflex to do so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Revolving Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of, the Revolving Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the Administrative Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

     9.8   Administrative Agent in Its Individual Capacity. The Administrative
           -----------------------------------------------
Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though the Administrative Agent were not an agent. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

     9.9   Successor Administrative Agent. The Administrative Agent may resign
           ------------------------------
as Administrative Agent upon 10 days' notice to the Lenders and Aeroflex. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 8(a) or Section 8(f) with respect to a Borrower shall have occurred and be continuing) be subject to approval by Aeroflex (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 10 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

                           SECTION 10.   MISCELLANEOUS

     10.1   Amendments and Waivers. Neither this Agreement, any other Loan
            ----------------------
Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 10.1. The Required Lenders and each Loan Party party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Administrative Agent and each Loan Party party to the relevant Loan Document may, from time to time,
(a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) forgive the principal amount or extend the final scheduled date of maturity of any Loan, reduce the stated rate of any interest or fee payable hereunder (except (x) in connection with the waiver of applicability of any post-default increase in interest rates (which waiver shall be effective with the consent of the Required Lenders) and (y) that any amendment or modification of defined terms used in the financial covenants in this Agreement shall not constitute a reduction in the rate of interest or fees for purposes of this clause (i)) or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender's Revolving Commitment, in each case without the written consent of each Lender directly affected thereby; (ii) eliminate or reduce the voting rights of any Lender under this Section 10.1 without the written consent of such Lender; (iii) reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by a Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, or release any significant Guarantor from its obligations under the Guarantee Agreement, in each case without the written consent of all Lenders; (iv) reduce the percentage specified in the definition of Required Lenders without the written consent of all Lenders; (v) amend, modify or waive any provision of Section 9 without the written consent of the Administrative Agent; (vi) amend, modify or waive any provision of Section 2.3 or 2.4 without the written consent of the Swingline Lender; or (vii) amend, modify or waive any provision of Section 3 without the written consent of the Issuing Lender. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

     10.2   Notices. All notices, requests and demands to or upon the respective
            -------
parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Borrowers and the Administrative Agent, and as set forth in an Administrative Questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

     Borrowers:             AEROFLEX INCORPORATED
                            35 South Service Road
                            P.O. Box 6022
                            Plainview, NY  11803-0622
                            Attention: John Adamovich, Chief Financial Officer
                            Telecopy: 516-694-4823
                            Telephone: 516-752-2320
                            cc: Charles Badlato, Treasurer

                            AEROFLEX TEST SOLUTIONS LIMITED
                            35 South Service Road
                            P.O. Box 6022
                            Plainview, NY  11803-0622
                            Attention: John Adamovich, Chief Financial Officer
                            Telecopy: 516-694-4823
                            Telephone: 516-752-2320
                            cc: Charles Badlato, Treasurer


     Administrative Agent:  JPMORGAN CHASE BANK, N.A.
                            Global Trade Financing Unit
                            10 South Dearborn, Floor 19
                            Chicago, IL 60603-2003
                            Attention: Martin M. Cattan
                            Telecopy: 312-385-7096
                            Telephone: 312-385-7069

     with copy to:          JPMorgan Chase Bank, N.A.
                            270 Park Avenue
                            New York 10017
                            Attention: Jay Droogan
                            Telecopy: (212) 270-4989
                            Telephone: (212) 270-1649

     and, in the case of    J.P. Morgan Europe Limited
     Borrowings in          125 London Wall
     any Optional           London, England
     Currencies, a copy to: EC2Y 5AJ
                            Attention:  Shane Dempsey
                            Telecopy:  +44-20-7325-5424
                            Telephone: +44-20-7777-2360

provided that any notice, request or demand to or upon the Administrative Agent
--------
or the Lenders shall not be effective until received.

     Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices
                      --------
pursuant to Section 2 unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent and each of the Borrowers may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

     10.3   No Waiver; Cumulative Remedies. No failure to exercise and no delay
            ------------------------------
in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

     10.4   Survival of Representations and Warranties. All representations and
            ------------------------------------------
warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

     10.5   Payment of Expenses and Taxes. Aeroflex agrees (a) to pay or
            -----------------------------
reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with the syndication, development, preparation, execution, delivery and administration of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of counsel to the Administrative Agent and filing and recording fees and expenses, with statements with respect to the foregoing to be submitted to Aeroflex prior to the Closing Date (in the case of amounts to be paid on the Closing Date) and from time to time thereafter on a quarterly basis or such other periodic basis as the Administrative Agent shall deem appropriate, (b) to pay or reimburse each Lender and the Administrative Agent for all its reasonable costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including the reasonable fees and disbursements of counsel to each Lender and of counsel to the Administrative Agent, (c) to pay, indemnify, and hold each Lender and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and the Administrative Agent and their respective officers, directors, employees, affiliates, agents and controlling persons (each, an "Indemnitee") harmless from and against any and all other
                   ----------
liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of any Group Member or any of the Properties and the reasonable fees and expenses of legal counsel in connection with claims, actions or proceedings by any Indemnitee against any Loan Party under any Loan Document (all the foregoing in this clause (d), collectively, the "Indemnified
                                                          -----------
Liabilities"), provided, that Aeroflex shall have no obligation hereunder to any
-----------    --------
Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee. Without limiting the foregoing, and to the extent permitted by applicable law, Aeroflex agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee. All amounts due under this Section 10.5 shall be payable not later than 10 business days after written demand therefor. Statements payable by Aeroflex pursuant to this Section 10.5 shall be submitted to Aeroflex as set forth in Section 10.2, or to such other Person or address as may be hereafter designated by Aeroflex in a written notice to the Administrative Agent. The agreements in this Section
10.5 shall survive repayment of the Loans and all other amounts payable hereunder.

     10.6   Successors and Assigns; Participations and Assignments. (a) The
            ------------------------------------------------------
provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any affiliate of the Issuing Lender that issues any Letter of Credit), except that (i) a Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.

          (b)(i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (each, an "Assignee") all or
                                                               --------
     a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Commitments and the Loans at the time owing to it) with the prior written consent of:

          (A) Aeroflex (such consent not to be unreasonably withheld), provided
                                                                       --------
     that no consent of Aeroflex shall be required for an assignment to a Lender, an affiliate of a Lender, an Approved Fund (as defined below) or, if an Event of Default under Section 8(a) or (f) has occurred and is continuing, any other Person; and

          (B) the Administrative Agent.

          (ii) Assignments shall be subject to the following additional conditions:


          (A) except in the case of an assignment to a Lender, an affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender's Revolving Commitments or Loans under the Facility, the amount of the Revolving Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of Aeroflex and the Administrative Agent otherwise consent, provided that (1) no such consent of Aeroflex shall be required if an Event of Default under
     Section 8(a) or (f) has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its affiliates or Approved Funds, if any;

          (B) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; and

          (C) the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

     For the purposes of this Section 10.6, "Approved Fund" means any Person
                                             -------------
(other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an affiliate of a Lender or (c) an entity or an affiliate of an entity that administers or manages a Lender.

     (iii) Subject to acceptance and recording thereof pursuant to paragraph
(b)(iv) below, from and after the effective date specified in each Assignment and Assumption the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.16, 2.17, 2.18 and 10.5). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

     (iv) The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Revolving Commitments of, and principal amount of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent, the Issuing Lender and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.

     (v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Assignee, the Assignee's completed Administrative Questionnaire (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

     (c)(i) Any Lender may, without the consent of the Borrowers or the Administrative Agent, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations
    -----------
under this Agreement (including all or a portion of its Revolving Commitments and the Loans owing to it); provided that (A) such Lender's obligations under
                            --------
this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrowers, the Administrative Agent, the Issuing Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement may provide that such Lender will not,
           --------
without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant to the proviso to the second sentence of Section 10.1 and (2) directly affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.16, 2.17 and 2.18 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.7(b) as though it were a Lender, provided such Participant shall be subject to Section 10.7(a) as though it were a Lender.

     (ii) A Participant shall not be entitled to receive any greater payment under Section 2.16 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with Aeroflex's prior written consent. Any Participant that is a Non-U.S. Lender shall not be entitled to the benefits of Section 2.17 unless such Participant complies with Section 2.17(d).

     (d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security
                        --------
interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.

     (e) The Borrowers, upon receipt of written notice from the relevant Lender, agree to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (d) above.

     (f) Notwithstanding the foregoing, any Conduit Lender may assign any or all of the Loans it may have funded hereunder to its designating Lender without the consent of the Borrowers or the Administrative Agent and without regard to the limitations set forth in Section 10.6(b). Each of the Borrowers, each Lender and the Administrative Agent hereby confirms that it will not institute against a Conduit Lender or join any other Person in instituting against a Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; provided, however, that each Lender designating any Conduit
                     --------
Lender hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such Conduit Lender during such period of forbearance.

     10.7   Adjustments; Set-off. (a) Except to the extent that this Agreement
            --------------------
expressly provides for payments to be allocated to a particular Lender or to the Lenders under the Facility, if any Lender (a "Benefitted Lender") shall, at any
                                              -----------------
time after the Loans and other amounts payable hereunder shall immediately become due and payable pursuant to Section 8, receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided,
                                                                 --------
however, that if all or any portion of such excess payment or benefits is
-------
thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

     (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrowers, any such notice being expressly waived by the Borrowers to the extent permitted by applicable law, upon any amount becoming due and payable by any Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of any Borrower, as the case may be. Each Lender agrees promptly to notify such Borrower and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice
                                 --------
shall not affect the validity of such setoff and application.

     10.8   Counterparts. This Agreement may be executed by one or more of the
            ------------
parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with Aeroflex and the Administrative Agent.

     10.9   Severability. Any provision of this Agreement that is prohibited or
            ------------
unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     10.10  Integration. This Agreement and the other Loan Documents represent
            -----------
the entire agreement of the Borrowers, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

     10.11  GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE
            -------------
PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

     10.12  Submission to Jurisdiction; Waivers. Each of the Borrowers hereby
            -----------------------------------
irrevocably and unconditionally:

          (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the relevant Borrower, at the addresses set forth in Section 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

          (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

     10.13   Acknowledgements. Each of the Borrowers hereby acknowledges that:
             ----------------

          (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

          (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrowers arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent and Lenders, on one hand, and the Borrowers, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

          (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrowers and the Lenders.

     10.14   Guarantors; Releases of Guarantees. (a) The Guarantors as of the
             ----------------------------------
date hereof are set forth on Schedule 10.14 hereto.

     (b) With respect to any new Subsidiary (other than an Excluded Foreign Subsidiary or an Immaterial Subsidiary) created or acquired after the Closing Date by any Group Member (which, for the purposes of this paragraph (b), shall include any existing Subsidiary that ceases to be an Excluded Foreign Subsidiary or an Immaterial Subsidiary), Aeroflex shall promptly cause such new Subsidiary to become a party to the Guarantee Agreement as a Subsidiary Guarantor.

     (c) Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Administrative Agent is hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender except as expressly required by Section 10.1) to take any action requested by Aeroflex having the effect of releasing any Guarantee Obligations (i) to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document or that has been consented to in accordance with Section 10.1 or (ii) under the circumstances described in paragraph (d) below.

     (d) At such time as the Loans, the Reimbursement Obligations and the other obligations under the Loan Documents (other than obligations under or in respect of Swap Agreements) shall have been paid in full, the Revolving Commitments have been terminated and no Letters of Credit shall be outstanding, and the Guarantee Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Loan Party under the Guarantee Agreement shall terminate, all without delivery of any instrument or performance of any act by any Person.

     10.15   Confidentiality. Each of the Administrative Agent and each Lender
             ---------------
agrees to keep confidential all non-public information provided to it by any Loan Party, the Administrative Agent or any Lender pursuant to or in connection with this Agreement that is designated by the provider thereof as confidential; provided that nothing herein shall prevent the Administrative Agent or any
--------
Lender from disclosing any such information (a) to the Administrative Agent, any other Lender or any affiliate thereof, (b) subject to an agreement to comply with the provisions of this Section, to any actual or prospective Transferee or any direct or indirect counterparty to any Swap Agreement (or any professional advisor to


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                                                                              56


such counterparty), (c) to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its affiliates,
(d) upon the request or demand of any Governmental Authority, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) if requested or required to do so in connection with any litigation or similar proceeding, (g) that has been publicly disclosed, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender, or (i) in connection with the exercise of any remedy hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder.

     10.16   WAIVERS OF JURY TRIAL. THE BORROWERS, THE ADMINISTRATIVE AGENT AND
             ---------------------
THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

     10.17   USA Patriot Act. Each Lender hereby notifies each Borrower that
             ---------------
pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the "Act"), it is required to obtain, verify and record information that identifies each Borrower, which information includes the name and address of each Borrower and other information that will allow such Lender to identify each Borrower in accordance with the Act.





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                                                                              57

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                 AEROFLEX INCORPORATED, as a Borrower



                                 By:  /s/Chuck Badlato
                                    ----------------------------------
                                    Name:  Chuck Badlato
                                    Title: VP-Treasurer



                                 AEROFLEX TEST SOLUTIONS LIMITED, as a Borrower



                                 By:  /s/Robert Peavey
                                    ----------------------------------
                                    Name:  Robert Peavey
                                    Title: Director



                                JPMORGAN CHASE BANK, N.A., as Administrative
                                Agent and as a Lender



                                By:   /s/John K. Budzynski
                                   -----------------------------------
                                   Name:  John K. Budzynski
                                   Title: Vice President

                                 [LENDER], as a Lender



                                 By:  /s/Steven J. Melicharek
                                    ----------------------------------
                                    Name:  Steven J. Melicharek
                                    Title: SVP/CPO